Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 26, 2016, by and among Stereotaxis, Inc., a Delaware corporation, with headquarters located at 4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyers, severally, and not jointly, wish to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, (i) an aggregate of 24,000 shares (the “Preferred Shares”) of a newly created series of preferred stock, with a stated value of $1,000 per share (the “Preferred Stock”), designated Series A Convertible Preferred Stock, which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”; the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, in the form attached hereto as Exhibit A (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Certificate of Designations”), and (ii) warrants, substantially in the form attached hereto as Exhibit B, to purchase an aggregate of 36,923,077 shares of Common Stock (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Warrants”; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”);

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit C (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

D. Prior to the Closing (as defined below), the Company will file the Certificate of Designations with the Secretary of State of the State of Delaware; and

E. The Company desires to consummate, concurrent with the Closing (as defined below), pursuant to the agreements (the “HRP Transaction Documents”) set forth on Schedule I (copies of which have been provided to the Buyers prior to the date of this Agreement), a transaction to pay to Healthcare Royalty Partners II, L.P. (“HRP”) the sum of

$13,000,000, which shall, pursuant to the provisions of the HRP Transaction Documents, satisfy in full any and all obligations of the Company and the Subsidiaries owed to HRP and which transaction is described in greater detail on Schedule I hereto (the “HRP Transaction”), and the concurrent consummation of the HRP Transaction shall be a condition to the Buyers’ respective obligations to consummate the Closing hereunder.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

a. Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined in Section 1.b), the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the number of Preferred Shares, and related Warrants representing the right to purchase the number of shares of Common Stock, set forth opposite such Buyer’s name in the third and fourth columns, respectively, on the Schedule of Buyers (the “Closing”). The purchase price (the “Purchase Price”) of the Preferred Shares and the related Warrants at the Closing shall be equal to $1,000 (representing an aggregate Purchase Price of Twenty-Four Million Dollars ($24,000,000) for the aggregate 24,000 Preferred Shares, and related Warrants to purchase an aggregate of 36,923,077 shares of Common Stock, to be purchased at the Closing).

b. The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the third Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 6 and 7 (or such later or earlier date as is mutually agreed to in writing by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other place as the Company and the Buyers may collectively designate in writing. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the applicable Purchase Price to the Company for the Preferred Shares and related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, less any amount withheld pursuant to Section 4.h, and (ii) the Company shall deliver to each Buyer, a stock certificate (or stock certificates representing such numbers of Preferred Shares as such Buyer shall request) (the “Preferred Stock Certificates”) representing (in the aggregate) the number of Preferred Shares that such Buyer is purchasing on the Closing Date, along with, at the Closing, warrants representing the Warrants that such Buyer is purchasing on the Closing Date, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee(s) on the books and records of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants purchased by such Buyer hereunder, (ii) upon any conversion of such Preferred Shares, will acquire the Conversion Shares then issuable, and (iii) upon any exercise of such Warrants, will acquire the Warrant Shares then-issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares being collectively referred to herein as the “Securities”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Buyer acknowledges that the Company, its employees, agents and attorneys are not making any representations or warranties to such Buyer in making such Buyer’s investment decision with respect to the Securities to be issued on the Closing Date other than such representations and warranties set forth in the Transaction Documents, including as set forth in Section 3 below, and the Certificate of Designations. Such Buyer can bear the economic risk of a total loss of its investment in the Securities being offered and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and investment decision with respect to its investment in the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities have been or can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

g. Legends. Such Buyer understands that, subject to Section 2(f) of the Certificate of Designations and Section 11 of each of the Warrants, the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (the “1933 Act Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

h. Authorization; Enforcement; Validity. To the extent such Buyer is a corporation, partnership, limited liability company or other entity, such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. To the extent such Buyer is an individual, such Buyer has the legal capacity to purchase the Securities pursuant to this Agreement. This

Agreement and the Registration Rights Agreement have been duly and validly authorized (as applicable), executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. The agreements entered into and documents executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized (as applicable), executed and delivered on behalf of such Buyer as of the Closing, and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and the Closing Date to each of the Buyers that:

a. Organization and Qualification. Set forth in Schedule 3.a is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3.a, the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties, and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property, or the nature of the business conducted by the Company makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith (including the legality, validity or enforceability thereof), or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3.b) or the Certificate of Designations or (ii) the rights and remedies of any of the Buyers under the Transaction Documents or the Certificate of Designations. Except as set forth in Schedule 3.a, the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. For purposes of this Agreement, “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind or any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind; and “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary.

b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and under the Certificate of Designations, and to issue the Securities in accordance with the terms hereof and of the other Transaction Documents and of the Certificate of Designations. The execution and delivery of the Transaction Documents and the Certificate of Designations by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, as applicable, have been duly authorized by the Board of Directors of the Company (the “Company Board”) and no further consent or authorization is required by the Company, the Company Board or the Company’s stockholders. Other than with respect to the HRP Transaction, none of the Company Board or the board of directors, board of managers or other governing body of the Subsidiaries has authorized or approved, or taken any action to authorize or approve, any transaction to pay, repay, redeem or refinance any indebtedness of the Company or any of the Subsidiaries prior to, substantially concurrent with, or following the Closing, other than the payment of trade payables in the ordinary course of business, consistent with past practices. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. Prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

c. Capitalization. The authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which as of the date of this Agreement 21,891,191 shares are issued and outstanding, 3,569,560 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and stock purchase plans, including 1,852,347 shares issuable pursuant to outstanding awards under such plans, and 2,040,365 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Preferred Shares and the Warrants, and other than pursuant to the Company’s stock option, restricted stock and stock purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, $0.001 par value, of which 24,000 shares are designated as Series A Convertible Preferred Stock, and as of the date of this Agreement no shares of preferred stock are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3.c, (A) no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company and no other stockholder or similar agreement to which the Company or any of the Subsidiaries is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date this representation is made (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date this representation is made (the “Bylaws”), and all documents and instruments containing the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, (i) will be validly issued, fully paid and non-assessable, and will be free from all taxes and Liens with respect to the issuance thereof and (ii) the holders thereof will be entitled to the rights set forth in the Certificate of Designations. The Warrants are duly authorized and, upon issuance in accordance with the terms hereof, (x) will be free from all taxes and Liens with respect to the issuance thereof and (y) the holders thereof will be entitled to the rights set forth in the Warrants. At least 73,872,000 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in

Section 4.f) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion in accordance with the Certificate of Designations and upon exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

e. No Conflicts.

(i) The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, the Subsidiaries, the performance by such parties of their obligations thereunder and under the Certificate of Designations and the consummation by such parties of the transactions contemplated hereby and thereby (including the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (A) result in a violation of the Certificate of Incorporation, the Certificate of Designations or the Bylaws; (B) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected, except in the case of each of (B) and (C) above, as would not reasonably be expected to have a Material Adverse Effect. Except for the filings and listings contemplated by the Registration Rights Agreement, the filing of current reports on Form 8-K as contemplated by Section 4.i hereof, and as set forth on Schedule 3.e, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or otherwise consummate any of the transactions contemplated by, this Agreement, any of the other Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement or shall be obtained or effected prior to the applicable due date thereafter, as provided by applicable law, this Agreement or otherwise.

(ii) The Company has not violated any term of its Certificate of Incorporation or Bylaws. Neither the Company nor any of the Subsidiaries has violated any material term of and has not been in default under (or with the giving of notice or lapse of time or both would have been in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any of the Subsidiaries, which violation or default would or would reasonably be expected to have a Material Adverse Effect. The business of the Company and the Subsidiaries has not been conducted in violation of any law, ordinance or regulation of any governmental entity, which violation would or would reasonably be expected to have a Material Adverse Effect.

f. SEC Documents; Financial Statements; Sarbanes-Oxley.

(i) Since December 31, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”), other than certain filings required to be filed by Company officers and directors pursuant to Section 16 of the 1934 Act that were not filed on a timely basis. The Company has made available to the Buyers or their respective representatives, or filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (“EDGAR”) no less than three (3) days prior to the date this representation is made, true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than three (3) days prior to the date this representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii) As of their respective dates, the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements for periods subsequent to December 31, 2015, to normal year-end audit adjustments that are described on Schedule 3.f or that are not material individually or in the aggregate). None of the Company, the Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC (other than the SEC Documents), issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or any of the Subsidiaries or otherwise relating to the Company or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2.d, that contains any untrue statement of a material fact or, with respect to written information, omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Company’s reports filed or made with the SEC under the 1934 Act. The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Company’s most recently filed quarterly report on Form 10-Q, was independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents.

(iii) The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(iv) Since December 31, 2014, except as set forth on Schedule 3.f, neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any director, officer or employee, of the Company or any of the Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. Since December 31, 2014, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the Company Board or any committee thereof. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

(v) As used in this Agreement, the “Company’s Knowledge” and similar language means, unless otherwise specified, the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company, including William C. Mills III and Martin C. Stammer, and the knowledge any such Person would be expected to have after reasonable due diligence inquiry.

g. Internal Accounting Controls; Disclosure Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences (“Internal Controls”). The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than three (3) days prior to the date this representation is made, and all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

h. Absence of Certain Changes. Except as disclosed in any SEC Documents that were filed with the SEC at least three (3) days prior to the date of this Agreement, since December 31, 2014, there has been no Material Adverse Effect. The Company has not taken any steps, and the Company has no current plans to take any steps, to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, do any creditors of the Company intend to initiate involuntary bankruptcy proceedings nor, to the Company’s Knowledge, is there any fact that would reasonably lead a creditor to do so.

i. Absence of Litigation. Except as set forth on Schedule 3.i (i) there is no current action, suit or proceeding, or, to the Company’s Knowledge, any inquiry or investigation before or by any court, public board or other Governmental Authority pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries, any Employee Benefit Plan (as defined below), or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, and (ii) to the Company’s Knowledge, none of the directors or officers of the Company has been involved (as a plaintiff, defendant, witness or otherwise) in securities-related litigation during the past five years. None of the matters described in Schedule 3.i, has had or, if determined adversely to the Company or any Subsidiary, would reasonably expected to have, a Material Adverse Effect.

j. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

k. No Material Adverse Effect; No Undisclosed Liabilities. Since December 31, 2014, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Transaction Documents, (ii) liabilities accrued for in the latest balance sheet included in the Company’s most recent periodic report (on Form 10-Q or Form 10-K) filed at least three (3) Business Days prior to the date this representation is made (the date of such balance sheet, the “Latest Balance Sheet Date”) and (iii) liabilities incurred in the ordinary course of business consistent with past practices since the Latest Balance Sheet Date, the Company and the Subsidiaries do not have any other liabilities (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted).

l. General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

m. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of any authority.

n. [Reserved].

o. Employee Relations. Neither the Company nor any of the Subsidiaries is involved in any labor union dispute nor, to the Company’s Knowledge, is any such dispute threatened. Except as set forth on Schedule 3.o, none of the employees of the Company and the Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any of the Subsidiaries, neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relations with their respective employees are good. No “executive officer” (as defined in Rule 3b-7 under the 1934 Act), nor any other Person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company. No such executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not and would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

p. Employee Benefits. No “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan (as defined below), (ii) at no time within the last seven (7) years has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) the Company does not maintain any Foreign Benefit Plan, (vii) the Company does not have any obligations under any collective bargaining agreement, (viii) no Employee Benefit Plan is subject to termination or modification, as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, (ix) no benefit will be distributed and no liability will be incurred, including any complete or partial withdrawal from or with respect to any “multiemployer plan” or other Employee Benefit Plan subject to Title IV of ERISA, as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, (x) no benefit or vesting under any Employee Benefit Plan will accelerate or increase as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, and (ix) all individuals working for the Company or any ERISA Affiliate are properly classified as employees or independent contractors. As used in this Agreement, “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or any of the Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries or (B) the Company or any of the Subsidiaries has had or has any present or future obligation or liability on behalf of any such employee, director or independent contractor; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan mandated by a government other than the United States of America is subject to the laws or a jurisdiction outside of the United States.

q. Intellectual Property Rights.

(i) The Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property (as defined below) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted (“Company Intellectual Property”). Except as set forth on Schedule 3.q (which schedule does not include any material nonpublic information), none of the Company’s or its Subsidiaries’ rights with respect to Patents included within Company Intellectual Property are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, in either case that are necessary or material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries (A) has infringed, misappropriated or otherwise violated the Intellectual Property rights of others or (B) breached or violated any contract, agreement or arrangement relating to Intellectual Property, except in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no claim (including in connection with any offer to license), action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, (1) against the Company or any of its Subsidiaries regarding any Intellectual Property, including any claim of breach or violation of any contract, agreement or arrangement relating to Intellectual Property or (2) with respect to any registration or filing made by the Company or any of its Subsidiaries regarding any Intellectual Property. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing infringements, misappropriation or violation, or claims, actions or proceedings. To the Company’s Knowledge, (x) no third party has infringed or otherwise violated any Intellectual Property owned by the Company or any of the Subsidiaries and (y) no third party has materially breached any contract, agreement or arrangement relating to Intellectual Property to which the Company or any of its Subsidiaries is a party. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Intellectual Property owned by them.

(ii) The software, hardware, networks, communications devices and facilities, and other technology and related services used by the Company and/or any of the Subsidiaries (collectively, the “Systems”) are reasonably sufficient for the operation of their respective businesses as currently conducted and for the reasonably anticipated needs of such businesses. The Company and the Subsidiaries have arranged for disaster recovery and back-up services sufficient to comply with any and all applicable Laws and adequate to meet its needs in the event the performance of any of the Systems or any material component thereof is temporarily or permanently impeded or degraded due to any natural disaster or other event outside the reasonable control of the Company or the Subsidiaries, as applicable. The Company and the Subsidiaries have established and maintain commercially reasonable measures to ensure that the Systems, and all software, information and data residing on its Systems or otherwise owned by, licensed, used or distributed by the Company or any of the Subsidiaries, are free of any computer virus, Trojan horse, worm, time bomb, or similar code designed to disable, damage, degrade or disrupt the operation of, permit unauthorized access to, erase, destroy or modify any software, hardware, network or other technology (“Malicious Code”). Since December 31, 2014, no Malicious Code or error or defect has caused a material disruption, degradation or failure of any of the Systems or of the conduct of the businesses of the Company or any of the Subsidiaries, and, to the Company’s Knowledge, there has been no material unauthorized intrusion or breach of the security of any of the Systems.

(iii) For purposes of this Agreement, the term “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) inventions (whether or not patentable, and whether or not reduced to practice) and all improvements thereto; (b) all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and other patent rights (“Patents”); (c) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (d) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (e) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (f) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential and/or proprietary information and all rights therein; (g) software and firmware, including data files, source code, object code, application programming interfaces, routines, algorithms, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (h) semiconductor chips and mask works; (i) other intellectual property rights; and (j) copies and tangible embodiments (in whatever form or medium) of the foregoing. For purposes of this Agreement, “Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government (including any supranational bodies such as the European Union) over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

r. Environmental Laws. Each of the Company and the Subsidiaries (i) has complied in all material respects with all Environmental Laws (as defined below), (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has complied with all terms and conditions of any such permit, license or approval, and to the Company’s Knowledge, there are no events, conditions, or circumstances reasonably likely to result in liability of the Company or any of the Subsidiaries pursuant to Environmental Laws that would or would reasonably be expected to have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice of any noncompliance with any Environmental Laws or the terms and conditions of any permit, license or approval required under applicable Environmental Laws to conduct the Company’s and the Subsidiaries’ respective businesses. The term “Environmental Laws” means all federal, state, local or foreign laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.; “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

s. Personal Property. Except as described on Schedule 3.s, the Company and the Subsidiaries have good and valid title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens.

t. Real Property. None of the Company or any of the Subsidiaries owns any real property. All of the Real Property Leases (as defined below) are valid and in full force and effect and are enforceable against all parties thereto. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of the Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of the Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations. For purposes hereof, “Real Property Lease” means each lease and other agreement with respect to which the Company or the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property; and “Real Property” means all the real property, facilities and fixtures that are leased or, in the case of fixtures, otherwise owned or possessed by the Company or the Subsidiaries.

u. Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for, and, to the Company’s Knowledge, the Company and the Subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect.

v. Regulatory Permits and Other Regulatory Matters.

(i) Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted (“Permits”), including all Permits required by the United States Food and Drug Administration (the “FDA”) or any other Governmental Authority engaged in the regulation of the development, testing, manufacturing, labeling, storage, recordkeeping, promotion, marketing, distribution and service of medical devices (each, a “Regulatory Agency”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. To the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to any of them not being able to obtain necessary Permits as and when necessary to enable the Company and the Subsidiaries to conduct its business.

(ii) Studies and Other Preclinical and Clinical Tests. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of the Subsidiaries were, and if still pending are, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are accurate and complete; and neither the Company nor any of the Subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of the Subsidiaries.

(iii) Debarment or Conviction. None of the Company or the Subsidiaries or any of their respective Affiliates, subcontractors or employees (A) has been debarred, (B) is subject to debarment or (C) is the subject of a conviction, in each case pursuant to Section 335a of the United States Federal Food, Drug and Cosmetic Act, as amended.

(iv) Other Regulatory Matters. As to each product of the Company or any Subsidiary subject to the jurisdiction of any Regulatory Agency that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of the Subsidiaries, such product has been, and is being, manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable requirements under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder, and similar applicable U.S. federal, state or local, European Union or other foreign laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of the Subsidiaries, and none of the Company or any of the Subsidiaries has received any notice, warning letter or other communication from any Regulatory Agency, which (A) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any products of the Company or the Subsidiaries, (B) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any such product, (C) imposes a clinical hold on any clinical investigation by the Company or any of the Subsidiaries, (D) enjoins production at any facility of the Company or any of the Subsidiaries, (E) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of the Subsidiaries, or (F) otherwise alleges any violation of any laws, rules or regulations by the Company or any of the Subsidiaries. The respective properties, business and operations of the Company and the Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of applicable Regulatory Agencies, including the FDA. The Company has not been informed by any Regulatory Agency that it will prohibit the marketing, sale, license or use in the United States or any other jurisdiction of any product proposed to be developed, produced or marketed by the Company nor has any Regulatory Agency expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any Subsidiary.

w. Listing. The Company is not in violation of any of the rules, regulations or requirements of the Principal Market, and, to the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to suspension or termination of trading of the Common Stock on the Principal Market. Except as set forth on Schedule 3.w, since December 31, 2014, (i) the Common Stock has been listed or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Common Stock has not been suspended or deregistered by the SEC or the Principal Market, and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. For purposes of this Agreement, “Principal Market” means the OTC Markets — OTCQX tier, or if the Common Stock becomes listed on any National Exchange, then from and after such date, such National Exchange; and “National Exchange” means any of the NYSE MKT, The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market (or a successor to any of the foregoing). The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Common Stock is not, and has not been at any time prior to the Closing Date, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.

x. [Reserved].

y. Tax Status. Except as set forth in Schedule 3.y, each of the Company and the Subsidiaries (i) has timely filed all foreign, federal and state income, franchise and all other material Tax Returns required by any jurisdiction to which it is subject, (ii) has paid all Taxes that are material in amount and required to be paid, except those for which the Company has made reserves in the consolidated financial statements of the Company and the Subsidiaries that are adequate in accordance with GAAP, and (iii) has established in the consolidated financial statements of the Company and the Subsidiaries reserves that are adequate in accordance with GAAP for the payment of all material Tax liabilities and deferred Taxes as of the date this representation is made. There are no unpaid Taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim. Each of the Company and the Subsidiaries has timely withheld and paid all material Taxes (including sales Taxes) required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party. Neither the Company nor any of the Subsidiaries is or has been a U.S. real property holding corporation (as defined in Treasury Regulation Section 1.897-2(b) under the Code (“USRPHC”) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No deficiency for any income, franchise or other material amount of Tax relating to the Company or any of the Subsidiaries has been asserted or assessed by any taxing authority in writing, except for the deficiencies which have been satisfied by payment, settled or withdrawn or which are being contested in good faith and for which reserves adequate in accordance with GAAP have been established in the consolidated financial statements of the Company and the Subsidiaries. None of the Company or any of the Subsidiaries has entered into a “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return. For purposes of this Section 3.y, “Taxes” means all taxes, charges, fees, levies or other like assessments, including United States federal, state, local, foreign and other net income, gross income, gross receipts, social security, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, unemployment, social security, excise, property, transfer taxes and any and all other taxes, assessments, fees or other governmental charges, whether computed on a separate, consolidated, unitary, combined or any other basis together with any interest and any penalties, additions to tax, estimated taxes or additional amounts with respect thereto, and including any liability for taxes as a result of being a member of a consolidated, combined, unitary or affiliated group or any other obligation to indemnify or otherwise succeed to the tax liability of any other Person; and “Tax Returns” means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax.

z. Transactions With Affiliates. Except as set forth in Schedule 3.z, none of the Company’s or any of the Subsidiaries’ respective officers or directors, Persons who were officers or directors of the Company or any Subsidiary at any time during the previous two years, stockholders, or affiliates of the Company or any of the Subsidiaries, or any individual related by blood, marriage or adoption to any such individual (each a “Related Party”), nor any Affiliate of any Related Party, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of the Subsidiaries (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3.z, no Related Party of the Company or any of the Subsidiaries or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of the Subsidiaries has any direct or indirect ownership interest or has a business relationship or with which the Company or any of the Subsidiaries competes. “Affiliate” for purposes hereof means, with respect to any Person, another Person that, (i) is a director, officer, manager, managing member, general partner or five percent or greater owner of equity interests in such Person, or (ii) directly or indirectly, (1) has a common ownership with that Person, (2) controls that Person, (3) is controlled by that Person or (4) shares common control with that Person. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another Person.

aa. Application of Takeover Protections. The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware that is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.

bb. Rights Agreement. The Company has not adopted a stockholder rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

cc. Foreign Corrupt Practices and Certain Other Federal Regulations.

(i) Neither the Company nor any of the Subsidiaries, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ii) The Company and each Subsidiary is in compliance in all material respects with all U.S. economic sanctions laws, all executive orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department. None of the Company or any of the Subsidiaries (A) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (B) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (C) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (D) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement, any other Transaction Documents or Certificate of Designations would be prohibited by applicable U.S. law.

(iii) The Company and each Subsidiary is in compliance with all laws related to terrorism or money laundering including: (A) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq. (the Bank Secrecy Act)), as amended by Title III of the Patriot Act, (B) the Trading with the Enemy Act, (C) that certain Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or any other enabling legislation, executive order or regulations issued pursuant or relating thereto, and (D) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or other proceeding by or before any court or Governmental Authority with respect to compliance with such anti-money laundering laws is pending or threatened to the knowledge of the Company and each Subsidiary.

dd. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

ee. Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

ff. No Disqualification Events. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the Closing, any placement agent or dealer participating in the offering of the Securities and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (i) the identity of each person that is an Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). With respect to each Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Covered Person of (x) any Disqualification Event relating to that Covered Person, and (y) any event that would, with the passage of time, become a Disqualification Event relating to that Covered Person; in each case occurring up to and including the Closing Date. The Company is not for any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer and sale of the Securities.

gg. Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that, except as set forth in Section 4.bb hereof, none of the Buyers or holders of the Securities has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and no Buyer or holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that, subject to the limitations set forth in Section 4.bb hereof, (i) one or more Buyers or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (ii) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, so long as it is conducted in compliance with Section 4.bb, any such hedging and/or trading activities do not constitute a breach of this Agreement or any of the other Transaction Documents or the Certificate of Designations or affect the rights of any Buyer or holder of Securities under this Agreement, any other Transaction Document or the Certificate of Designations.

hh. Manipulation of Prices; Securities. Except as set forth on Schedule 3.hh,

(i) None of the Company or the Subsidiaries, or any of their respective officers, directors or Affiliates and, to the Company’s Knowledge, no one acting on any such Person’s behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of any of the Securities, (B) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (C) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary.

(ii) Since December 31, 2015, no officer, director or Affiliate of the Company or any of the Subsidiaries, any Affiliate of any of the foregoing, or anyone acting on their behalf, has sold, bid, purchased or traded in the Common Stock or any other security of the Company.

ii. Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. Taken as a whole, all disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing occurring on the Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status. From the date of this Agreement until the later of (i) the first date on which no Preferred Shares or Warrants remain outstanding, and (ii) the first date on which the Buyers no longer own any Securities (the period ending on such latest date, the “Reporting Period”), the Company shall timely (without giving effect to any extensions pursuant to Rule 12b-25 of the 1934 Act, provided, however, that the Company shall be afforded the benefit of any extension pursuant to Rule 12b-25 of the 1934 Act if the Company takes advantage of such extension at such time as a Registration Statement (as defined in the Registration Rights Agreement) has been declared effective and remains available for use by the Investors (as defined in the Registration Rights Agreement) with respect to all of the Registrable Securities (as defined in the Registration Rights Agreement) at all times during such extension) file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate the registration of the Common Stock under the 1934 Act or otherwise terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit any such termination. The Company hereby agrees that, during the Reporting Period, the Company shall send to each Buyer copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the Company’s making available or giving such notices and other information to the stockholders.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and Warrants (i) first to pay expenses related to the sale of the Preferred Shares and Warrants, (ii) second for the payment of $13,000,000 to HRP in connection with the HRP Transaction, and (iii) thereafter for general corporate purposes.

e. Internal Accounting Controls. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of Internal Controls, (iii) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, (iv) cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (I) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (II) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, (v) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and (vi) cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the number of shares of Common Stock needed to provide for issuance of the Conversion Shares upon conversion of all outstanding Preferred Shares (without regard to any limitations or restrictions on conversion thereof) and (ii) 100% of the number of shares of Common Stock needed to provide for issuance of the Warrant Shares upon exercise of all outstanding Warrants (without regard to any limitations or restrictions on exercise thereof).

g. Listing. The Company shall take all actions necessary to remain eligible for quotation or listing, as applicable, of its securities on the Principal Market. The Company shall, as promptly as practicable following such time as the Company meets all of the financial and other quantitative listing requirements for a National Exchange, notify the Company Board of its meeting of such listing requirements, and the Company Board shall promptly thereafter evaluate and determine, in the good faith judgment of the Company Board, whether it is in the best interests of the Company’s stockholders and other securityholders to secure the listing of the Common Stock on such National Exchange. In the event that the Company Board determines that such listing is so-advisable, then the Company shall use its commercially reasonable efforts to secure the listing of all of the Registrable Securities on such National Exchange as promptly as practicable. Following any such listing, the Company shall use its commercially reasonable efforts to maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations; provided, that, in no event shall the Company take any action that would reasonably be expected to adversely impact the Company’s ability to perform its obligations under this Agreement, the other Transaction Documents or the Certificate of Designations. Following such listing, none of the Company or any of the Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock from the National Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.g. At all times during the Reporting Period, (i) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, (ii) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock, and (iii) the Company shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC or, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

h. Expenses. Notwithstanding any termination of this Agreement pursuant to Section 9, the Company shall pay to each Buyer that is affiliated with DAFNA Capital Management, LLC an amount, up to an aggregate of $75,000 for all such Buyers, equal to the fees and disbursements of such Buyer’s legal counsel relating to the preparation and negotiation of the Transaction Documents and the Certificate of Designations. Each such Buyer acknowledges that prior to the date of this Agreement, the Company advanced an aggregate of $35,000 to the legal counsel for such Buyers, as an advance against such payment obligation. The amount payable to each such Buyer pursuant to the preceding sentences at the Closing may be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at the Closing. Additionally, at the Closing, the Company shall pay all of its own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and the Certificate of Designations and consummating the transactions contemplated hereby and thereby. In addition to the fee and reimbursement obligations of the Company set forth above in this Section 4.h, and not in limitation thereof, following the Closing, the Company shall promptly reimburse each Buyer, each holder of Preferred Shares, each holder of Warrants and each holder of Conversion Shares or Warrant Shares for all of the respective reasonable out-of-pocket fees, costs and expenses (including attorneys’ fees and fees, costs and expenses of accountants, advisors and consultants and any costs of settlement) incurred thereby in connection with any amendment, modification or waiver of any of the Transaction Documents or the Certificate of Designations and/or the enforcement of such Person’s rights and remedies under any of the Transaction Documents or the Certificate of Designations (including collecting any payments due from the Company hereunder or thereunder).

i. Disclosure of Transactions and Other Material Information. At or prior to 8:00 a.m. (New York City time) on the fourth (4th) Business Day following the Closing Date, the Company shall file one or more Forms 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and the HRP Transaction and including as exhibits to such Form 8-K this Agreement (including the schedules hereto, other than Schedule 3.q), the Certificate of Designations, the Registration Rights Agreement, the form of Warrant and the HRP Transaction Documents (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Unless required by applicable law or a rule of the Principal Market, the Company shall not make any public announcement regarding the transactions contemplated hereby, the other Transaction Documents, the Certificate of Designations or the HRP Transaction Documents prior to the Closing Date. The Company represents and warrants that, upon the first public disclosure by the Company of its earnings results for the quarter ended September 30, 2016, which first public disclosure shall in no event occur later than November 14, 2016, no Buyer shall be in possession of any material nonpublic information received from the Company or any of the Subsidiaries, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives or agents. Subject to Section 4.k hereof and the rights that any Board Designees may have due to such Board Designee’s service on the Company Board, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents to not, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Buyer. The Company hereby acknowledges and agrees that, except for the Board Designees, no Buyer (nor any of such Buyer’s Affiliates) shall have any duty of trust or confidence with respect to any material nonpublic information provided by, or on behalf of, the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees or agents, in violation of the foregoing covenant. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (a) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (b) as is required by applicable law and regulations (provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), and, provided further, that with the consent of each Buyer that is affiliated with DAFNA Capital Management, LLC, the Company may issue any other announcement or press release regarding the transactions contemplated hereby, so long as such announcement or press release does not disclose the name of any Buyer or any of such Buyer’s Affiliates. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to the Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents or the Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information. For the avoidance of doubt, the Company’s providing to any Board Designee (due to such Board Designee’s service on the Company Board) of information that may constitute material, nonpublic information relating to the Company or the Subsidiaries, and any such Board Designee’s providing of such information to its Affiliates, including any Buyer that is an Affiliate of such Board Designee, shall not be deemed to be a breach of this Section 4.i.

j. Board Resignations. Each of Euan S. Thompson and Joseph D. Keegan (each, a “Resigning Board Member” and, together, the “Resigning Board Members”) shall have either resigned from the Company Board, or delivered to the Company such Resigning Board Member’s irrevocable resignation from the Company Board (each, a “Board Resignation” and, together, the “Board Resignations”), subject to, and effective immediately following, the Closing. The Company has accepted, effective immediately following the Closing, and without the necessity of any further action by the Company or any of the Resigning Board Members, each of the Board Resignations. Neither the Company nor the Company Board shall take any action, or permit any action to be taken, to rescind or release either of the Board Resignations, or otherwise release, or permit or consent to the release of, either Resigning Board Member from such Resigning Board Member’s irrevocable obligation thereunder.

k. Company Board.

(i) The Company, the Nominating and Corporate Governance Committee of the Company Board and the Company Board have taken all actions so that, immediately following the Closing, without any further action by the Company or the Company Board (or any committee thereof), (A) the Company Board shall consist of a total of nine members, and (B) those individuals listed on Schedule 4.k shall be members of the Company Board (the “Board Designees”), filling the vacancies created by the Company Board Resignations and the increase in the size of the Board to nine members, and allocated among the classes of directors on the Company Board as set forth on Schedule 4.k.

(ii) Until the third anniversary of the Closing Date, in connection with any annual meeting of the shareholders of the Company or any special meeting of the shareholders of the Company at which directors are to be elected, the Nominating and Corporate Governance Committee of the Company Board shall recommend the nomination of, and the Company Board shall nominate for reelection (or election), recommend that the Company’s shareholders vote in favor of election to the Company Board of, and solicit proxies in favor of the election of, and the Company and the Company Board shall otherwise take all actions as are reasonably necessary or desirable to elect, the Board Designees whose terms of office expire at such shareholder meeting to the Company Board.

(iii) Subject to the applicable listing standards of any National Exchange on which the Common Stock is listed, the Company Board shall take such actions so that at all times after the Closing through the third anniversary of the Closing Date, the aggregate number of Board Designees on the Audit Committee of the Company Board, the Nominating and Corporate Governance Committee of the Company Board and the Compensation Committee of the Company Board and each other standing committee of the Company Board is not less than the total number of Board Designees; provided, however, that there shall not be a violation of this Section 4.k.iii if, as a result of the termination of service of a Board Designee or other change in the composition of the Company Board or a committee of the Company Board that does not in and of itself constitute, or result from, a breach of this Section 4.k.iii, the number of Board Designees on a committee of the Company Board is less than the minimum number required by this Section 4.k.iii, so long as the Company Board takes prompt action to cause the number of Board Designees on such committee to be at least such minimum number.

(iv) Each Board Designee shall be entitled to the same compensation, the same indemnification and the same director and officer insurance in connection with such Board Designee’s role as a director as all other members of the Company Board, and each Board Designee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company Board and any committees thereof, to the same extent as all other members of the Company Board. In addition, each Board Designee shall be entitled to the same information regarding the Company and the Subsidiaries in connection with such Board Designee’s role as a director as all other members of the Company Board, and each such Board Designee shall be entitled to share such information with such Board Designee’s Affiliates (including any Buyer that may be an Affiliate of such Board Designee), subject to the Board Designee’s confidentiality obligations and other policies and procedures as a director on the Company Board. The Company agrees that any such indemnification arrangements described in this Section 4.k.iv will be the primary source of indemnification and advancement of expenses in connection with the matters covered thereby and payment thereon will be made before, offset and reduce any other insurance, indemnity or expense advancement to which a Board Designee may be entitled or which is actually paid in connection with such matters.

l. [Reserved].

m. [Reserved].

n. Right to Participate in Future Offering.

(i) Beginning on the Closing Date and ending on the date that is sixty-one (61) months after the Closing Date, so long as at eight thousand (8,000) of the Preferred Shares issued on the Closing Date remain outstanding, subject to the exceptions described below, the Company shall not, and shall cause each of its Subsidiaries not to, (x) contract with any party for any debt financing with an equity component or equity financing, or (y) issue any equity securities of the Company or any Subsidiary or securities convertible, exchangeable or exercisable into or for equity securities of the Company or any of the Subsidiaries (including debt securities with an equity component) (a “Future Offering”), unless it shall have first delivered to each Buyer, or its designee appointed by such Buyer (including any transferee of such Buyer’s rights hereunder), written notice (the “Future Offering Notice”) describing generally the proposed Future Offering and providing each Buyer an option (any such Buyer’s “Buyer Purchase Option”) to purchase up to a number of securities to be issued in such Future Offering equal to the product (such product, such Buyer’s “Allocation Percentage”) of (A) a fraction, (1) the numerator of which is the sum of the number of Conversion Shares and Warrant Shares held by such Buyer, the number of Conversion Shares issuable upon conversion of the Preferred Shares held by such Buyer, and the number of Warrant Shares issuable upon exercise of the Warrants held by such Buyer (in each case, without giving effect to any limitations on conversion of the Preferred Shares or on exercise of the Warrants), and (2) the denominator of which is the Fully-Diluted Shares, in each case as of the date immediately prior to the date on which the Future Offering is consummated, and (B) the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”). For purposes of this Agreement, “Fully-Diluted Shares” means, as of any date of determination, the sum of (X) the number of shares of Common Stock then-outstanding, plus (Y) the number of shares of Common Stock directly or indirectly issuable upon exercise, conversion or exchange of outstanding Options and Convertible Securities (including, for the avoidance of doubt, all Conversion Shares issuable upon conversion of the outstanding Preferred Shares and all Warrant Shares issuable upon exercise of the outstanding Warrants), in each case without giving effect to any limitations on exercise, conversion or exchange of such Options or Convertible Securities (including the Preferred Shares and Warrants).

(ii) Upon the written request of any Buyer made within five (5) Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide such Buyer, and each other Buyer, with such additional information regarding the proposed Future Offering, including the name of the purchaser(s), terms and conditions and use of proceeds thereof, as such Buyer shall reasonably request. A Buyer may exercise its Buyer Purchase Option by delivering written notice (the “Buyer Purchase Notice Date”) to the Company within five (5) Business Days after the later of (A) the Buyer’s receipt of a Future Offering Notice or (B) the date on which all Buyers have received all of the information reasonably requested in the Additional Information Requests, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Allocation Percentage, and that quantity of securities it is willing to purchase in excess of its Allocation Percentage.

(iii) The Company shall have ninety (90) days following the Buyer Purchase Notice Date to sell the securities in the Future Offering (other than the securities to be purchased by the Buyers pursuant to this Section 4.n), upon terms and conditions no more favorable to the purchasers thereof, or less favorable to the Company, than specified in the Future Offering Notice. The exercise of a Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering; provided, that notwithstanding a Buyer’s exercise of the Buyer Purchase Option with respect to a particular Future Offering, the determination to complete any such Future Offering shall be within the Company’s sole discretion. In connection with such consummation, each Buyer (if it exercises its Buyer Purchase Option) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by such Buyer (subject to the final sentence of this Section 4.n.iii) in such Future Offering (such Buyer’s “Future Offering Purchase Price”), and the Company or a Subsidiary, as appropriate, shall promptly issue to such Buyer the securities purchased thereby.

(iv) In the event the Company or any Subsidiary, as appropriate, has not sold such securities of the Future Offering within such ninety (90) day period described above, the Company and the Subsidiaries shall not thereafter issue or sell such securities or any other securities subject to this Section 4.n without first offering such securities to the Buyers in the manner provided in this Section 4.n. The Capital Raising Limitations shall not apply to (A) any transaction involving the Company’s issuances of securities (I) as consideration in a merger or consolidation or for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (II) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), in the case of each of (I) and (II) above solely with an operating company in the medical device space; (B) any issuances of (Y) shares of Common Stock pursuant to, and in accordance with the terms of, an Approved Stock Plan; or (Z) shares of Common Stock issued or deemed to be issued by the Company upon conversion of the Preferred Shares or upon exercise of the Warrants; (C) any “at-the-market” or similar offering pursuant to a registration statement filed with the SEC; (D) any rights offering made to all holders of outstanding shares of Common Stock (provided that this shall not impact any Buyer’s ability to participate in a rights offering alongside all other Company security holders who are eligible to do so); or (E) so long as such transaction is approved by the Company Board following the Closing Date, a single transaction, involving one of the Company’s existing investors that beneficially owns not less than an aggregate of 1,000,000 shares of Common Stock as of the date of this Agreement, to close within ninety (90) days of the Closing Date, provided that the Company shall not have any net cash outflows in connection with such transaction. For purposes of this Agreement, “Approved Stock Plan” shall mean any employee benefit plan that has been approved by the Company Board and the shareholders of the Company, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

o. Corporate Existence. During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) or change the Company’s business lines or strategy in any material respect, except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction assumes the Company’s obligations hereunder, under the Certificate of Designations and under each of the other Transaction Documents, and (ii) immediately before and immediately after giving effect to such transaction, no Triggering Event (as defined in the Certificate of Designations) shall have occurred and be continuing.

p. Compliance with Laws; Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to, maintain all Permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all laws (including Environmental Laws and laws relating to taxes, employer and employee contributions and similar items, securities, ERISA, employee health and safety, medical devices and biohazardous materials) the failure with which to comply would have a Material Adverse Effect.

q. [Reserved].

r. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and each Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the Subsidiaries to, provide such information to each Buyer.

s. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no such holder effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including Section 2.f of this Agreement; provided that such holder and its pledgee shall be required to comply with the provisions of Section 2.f in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

t. Prohibition Against Variable Priced Securities. Beginning on the Closing Date and ending on the date that is sixty-one (61) months after the Closing Date, so long as at eight thousand (8,000) of the Preferred Shares issued on the Closing Date remain outstanding, except to the extent set forth on Schedule 4.t, the Company shall not in any manner issue or sell any Options (as defined below) or Convertible Securities (as defined below) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events (other than proportional adjustments as a result of subdivisions or combinations of the Common Stock in the form of stock splits, stock dividends, reverse stock splits, combinations or recapitalizations) automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock. For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock and “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

u. [Reserved].

v. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of the Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Warrants, the Certificate of Designations, the other Transaction Documents and the HRP Transaction Documents.

w. Regulation M. Neither the Company, nor the Subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

x. Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

y. No Integrated Offering. Neither the Company nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or require stockholder approval of the issuance of any of the Securities.

z. Transfer Taxes. The Company shall be responsible for any liability with respect to any transfer, stamp or similar non-income Taxes that may be payable in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and the Certificate of Designations, including any such Taxes with respect to the issuance of the Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares.

aa. Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of any Buyer or Investor (as defined in the Registration Rights Agreement), the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement, the other Transaction Documents and the Certificate of Designations.

bb. Short Sale. If at any time after the date that is 180 days after the Closing Date all of the Registrable Securities (as defined in the Registration Rights Agreement) are not registered and available for resale pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement), for any reason whatsoever, including as a result of a Grace Period (as defined in the Registration Rights Agreement) or as a result of a limitation on the number of Registrable Securities that may be registered pursuant to Rule 415 under the 1933 Act, such Buyer may engage in any transaction constituting a Short Sale, so long as, immediately following such Short Sale, the aggregate short position (including aggregate open “put equivalent positions”) with respect to the Common Stock maintained by such Buyer and its Affiliates at such time does not exceed such Buyer’s Permitted Share Position. For purposes of this Section 4.bb the following terms have the following meanings: (i) “Permitted Share Position” means, with respect to any time of determination, the sum of (A) the number of Conversion Shares issuable upon conversion of Preferred Shares held by the applicable Buyer and its Affiliates (without regard to any limitations on conversion) at such time, plus (B) the number of Warrant Shares issuable upon exercise of the Warrants held by such Buyer and its Affiliates (without regard to any limitations on exercise) at such time, plus (C) the number of shares of Common Stock held by such Buyer and its Affiliates at such time; and (ii) “Short Sale” means a “short sale” (as defined in Regulation SHO under the 1934 Act) of shares of Common Stock or establishing an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock.

5. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to its transfer agent for the Common Stock in the form attached hereto as Exhibit D (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the DTC, registered in the name of each holder of Preferred Shares or Warrants, as applicable, or such holder’s nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each such holder to the Company upon conversion of the Preferred Shares or exercise of the Warrants, as applicable. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to the provisions of Section 2.f will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and the Warrants by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the holders of the Preferred Shares and the Warrants shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b. Such Buyer shall have delivered to the Company the Purchase Price (less any amount withheld pursuant to Section 4.h) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c. The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

b. The Company shall have delivered to such Buyer a copy of the Certificate of Designations, certified by the Secretary of State of the State of Delaware.

c. The representations and warranties of the Company and the Subsidiaries shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and the Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

d. Such Buyer shall have received (A) the opinion of Bryan Cave LLP, dated as of the Closing Date, which opinion will address, among other things, laws of the State of Delaware and federal law applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

e. The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing.

f. The Company Board shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Sections 3.b and 4.l and in a form reasonably acceptable to such Buyer (the “Resolutions”).

g. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 73,872,000 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date of this Agreement).

h. The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

i. The HRP Transaction shall be consummated concurrently with the Closing, and other than with respect to the HRP Transaction, none of the Company Board or the board of directors, board of managers or other governing body of the Subsidiaries shall have authorized or approved, or taken any action to authorize or approve, and none of the Company or any of the Subsidiaries shall have consummated (or entered into any agreement or arrangement with respect to) (i) any transaction to pay, repay, redeem or refinance any indebtedness of the Company or any of the Subsidiaries, other than the payment of trade payables in the ordinary course of business, consistent with past practices, or (ii) any financing transaction (whether through the issuance of equity or debt securities or otherwise), in each case (A) to occur at any time on or after the date of this Agreement, or (B) that has not been previously publicly disclosed.

j. The Company shall have delivered to such Buyer a certificate evidencing the incorporation or organization and good standing of the Company and each domestic Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within five (5) Business Days of the Closing Date.

k. The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within five (5) Business Days of the Closing Date, by the Secretary of State of the State of Delaware, and (C) the Bylaws.

l. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

m. The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within two (2) Business Days of the Closing Date.

n. During the period beginning on the date of this Agreement and ending immediately prior to the Closing, there shall not have been any stock dividend, stock split, stock combination, recapitalization or other similar transaction with respect to any capital stock of the Company, including the Common Stock.

o. The Company and the Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. INDEMNIFICATION.

a. Company Indemnification Obligation. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the Subsidiaries’ other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or affiliates), or (d) the HRP Transaction or any other transaction financed or to be financed in whole or in part directly with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

b. Indemnification Procedures. Each Indemnitee shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Company of any liability, except to the extent that the Company is prejudiced in its ability to defend such claim) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company shall have failed to assume the defense of such claim within five (5) days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by the Company and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon advice of its counsel, a conflict of interest may exist between the Indemnitee and the Company with respect to such claims (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Company assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by the Company, the Company shall not, and no Indemnitee shall be required by the Company to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the

Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability, culpability or fault to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, the Company shall not consent to entry of any judgment or enter into any settlement which provides for any obligation or restriction on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Company. If the Company fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnitee shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable; provided that, at least five (5) days prior to any settlement, written notice of such Indemnitee’s intention to settle is given to the Company. If requested by the Company, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Company and its counsel in contesting any claim that the Company elects to contest.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts; Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. A facsimile, PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of facsimile, PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements among each Buyer, the Company and the Subsidiaries, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the then-outstanding Preferred Shares, or if prior to the Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Preferred Shares. Any such amendment shall bind all holders of the Preferred Shares and the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification or supplement of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties hereto or to the other Transaction Documents or holders of the Preferred Shares or Warrants, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Buyer and is not intended for the Company to treat the Buyers as a class and shall not be construed in any way as the Buyers acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Stereotaxis, Inc.
4320 Forest Park Avenue, Suite 100
St. Louis, Missouri 63108
Facsimile:	(314) 667-3448
Attention:	Marty Stammer and Karen Duros

With copy to:

Bryan Cave LLP
One Metropolitan Square
211 N. Broadway, Suite 3600
St. Louis, MO 63102
Facsimile:	(314) 552-8447 and (314) 552-8194
Attention:	Robert J. Endicott and Todd M. Kaye

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to an Organic Change with respect to which the Company is in compliance with Section 2(c)(ii) of the Certificate of Designations. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Certificate of Designations, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. Unless this Agreement is terminated under Section 9.k, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5 and this Section 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9.k, the Company shall be obligated to reimburse each of the Buyers (so long as such Buyer is not a breaching party) for its reasonable expenses (including attorneys’ fees and expenses) associated with the Closing.

l. Placement Agent. Except as set forth on Schedule 9.l, the Company represents and warrants to each of the Buyers that it has not engaged a placement agent, broker or financial advisor in connection with the transactions contemplated hereby and there are no fees, commissions or expenses payable to any broker, finder or agent relating to or arising out of the transactions contemplated hereby. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each of the Buyers harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. The parties hereto agree that (i) irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (ii) money damages or other legal remedies would not be an adequate remedy for any such harm. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the

Certificate of Designations and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o. Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to the Buyers hereunder or pursuant to the Certificate of Designations or under any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or such Subsidiary, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto (including a Buyer’s purchase of Preferred Shares and Warrants at the Closing at the same time as any other Buyer or Buyers), shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the other Transaction Documents and the Certificate of Designations, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

q. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement, any of the other Transaction Documents or the Certificate of Designations in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties by the Company, as if made by the Company pursuant to Section 3 hereof, as of the date of such certificate or instrument (including for purposes of Section 7 hereof).

* * * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

STEREOTAXIS, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	CFO

BUYER:

DAFNA LIFESCIENCE LP

By:	/s/ Nathan Fischel
Name:	Nathan Fischel
Title:	CEO

BUYER:

DAFNA LIFESCIENCE SELECT LP

By:	/s/ Nathan Fischel
Name:	Nathan Fischel
Title:	CEO

BUYER:

FRED A. MIDDLETON

By:	/s/ Fred A. Middleton
Name:	Fred A. Middleton

BUYER:

PIEDMONT PARTNERS, L.P.

By:	/s/ Steven W. Smith
Name:	Steven W. Smith
Title:	CFO, Chi-Rho Financial LLC
G.P. for Piedmont Partners, L.P.

BUYER:

GLL INVESTORS, L.P.

By:	/s/ Jason Gilboy
Name:	Jason Gilboy
Title:	Managing Member, GLL Investors, LLC (The GP)

BUYER:

GLL INVESTORS II, L.P.

By:	/s/ Jason Gilboy
Name:	Jason Gilboy
Title:	Managing Member, GLL Investors, LLC (The GP)

BUYER:

GLL INVESTORS LTD Class B

By:	/s/ Jason Gilboy
Name:	Jason Gilboy
Title:	Managing Member, GLL Investors, LLC (The IM)

BUYER:

JOSEPH KIANI 2007 DYNASTY TRUST, DATED MARCH 20, 2008

By:	/s/ Mary Kiani
Name:	Mary Kiani, not individually, but solely as trustee of the the Joseph Kiani 2007 Dynasty Trust, dated March 20, 2008
Title:	Trustee

BUYER:

ARBITER PARTNERS QP LP

By:	/s/ Paul J. Isaac
Name:	Paul J. Isaac
Title:	CIO, Artibter Partners Capital Management LLC

BUYER:

NANA ASSOCIATES LLC

By:	/s/ Paul J. Isaac
Name:	Paul J. Isaac
Title:	Manager

BUYER:

By:	/s/ Arun Menawat
Name:	Arun S. Menawat
Title:	CEO Profound Medical Inc.

BUYER:

2012 REVOCABLE TRUST OF ANDREW REDLEAF

By:	/s/ Gerry Krause
Name:	Gerry Krause
as:	Investment Manager
for:	Andrew Redleaf
its:	Grantor

SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Facsimile Number	Number of Preferred Shares	Number of Warrant Shares Initially Issuable Upon Exercise of Warrants	Buyer’s Legal Representative’s Address and Facsimile Number
DAFNA LifeScience LP, a Delaware limited partnership	10990 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024 Fax: 310-445-6594	4,000	6,153,846	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark J. Reyes, Esq. Facsimile: (312) 577-4423
DAFNA LifeScience Select LP, a Delaware limited partnership	10990 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024 Fax: 310-445-6594	4,000	6,153,846	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark J. Reyes, Esq. Facsimile: (312) 577-4423
Fred A. Middleton	400 S. El Camino Real Suite 1200 San Mateo, CA 94402	100	153,846
Piedmont Partners, L.P., a Delaware limited partnership	3295 River Exchange Dr., Suite 400 Peachtree Corners, GA 30092 Fax: 612-766-1600	3,300	5,076,923	Matt Thompson Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 Tele: (612) 766-6854 Fax: (612) 766-1600
GLL Investors, L.P. , a Delaware limited partnership	3200 North Lake Shore Drive, Suite 201 Chicago, IL 60657	1,000	1,538,462
GLL Investors II, L.P., a Delaware limited partnership	3200 North Lake Shore Drive, Suite 201 Chicago, IL 60657	1,000	1,538,462
GLL Investors, LTD, an exempted company incorporated in the Cayman Islands	3200 North Lake Shore Drive, Suite 201 Chicago, IL 60657	500	769,231
Joseph Kiani 2007 Dynasty Trust, dated March 20, 2008	52 Discovery, Irvine CA 92618, Fax: 949-297-7099	4,000	6,153,846	Charles K. Ruck 650 Town Center Drive Costa Mesa, CA 92626 Fax: 714-755-8290
Arbiter Partners QP LP, a Delaware limited liability company	530 Fifth Avenue, 20th Floor New York, New York 10017	3,000	4,615,385	Paul J. Isaac c/o Arbiter Partners Capital Management LLC Arbiter Partners Capital Management LLC 530 Fifth Avenue, 20th Floor New York, New York 10017
Nana Associates LLC, a Delaware limited liability company	530 Fifth Avenue, 20th Floor New York, New York 10017	1,000	1,538,462	Paul J. Isaac c/o Arbiter Partners Capital Management LLC Arbiter Partners Capital Management LLC 530 Fifth Avenue, 20th Floor New York, New York 10017

Arun S. Menawat	2412 Eighth Line Oakville, Ontario, Canada L6H659	100	153,846
2012 Revocable Trust of Andrew Redleaf	Attention: Andrew Redleaf Whitebox Advisors LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416 Fax: 612-355-2110	2,000	3,076,923

SCHEDULES

Schedule of Buyers

Schedule I	HRP Transaction Documents
Schedule 3.a	Organization and Qualification
Schedule 3.c	Capitalization
Schedule 3.e	No Conflicts
Schedule 3.f	SEC Documents; Financial Statements
Schedule 3.i	Litigation
Schedule 3.o	Employee Relations
Schedule 3.q	Intellectual Property Rights
Schedule 3.s	Personal Property
Schedule 3.w	Listing
Schedule 3.y	Tax Status
Schedule 3.z	Transactions with Affiliates
Schedule 3.hh	Manipulation of Prices; Securities
Schedule 4.k	Board Designees
Schedule 4.t	Variable Priced Securities
Schedule 9.1	Placement Agent

EXHIBITS

Exhibit A	Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Company Counsel Opinion

Schedule I

HRP Transaction Documents

1. See attached Healthcare Royalty Partners II, L.P. letter dated August 23, 2016. Principal due is $18.4M.

Healthcare Royalty Partners II, L.P.

300 Atlantic Street, Suite 600

Stamford, CT 06901

August 23, 2016

Stereotaxis, Inc. and

Stereotaxis International, Inc.

4320 Forest Park Avenue, Suite 100

St. Louis MO 63108

Ladies and Gentlemen:

Reference is made to the Loan Agreement by and among Cowen Healthcare Royalty Partners II, L.P., a Delaware limited partnership now known as Healthcare Royalty Partners 11, L.P. (the “Lender”), and Stereotaxis, Inc., a Delaware corporation (“Stereotaxis”), and Stereotaxis International, Inc., a Delaware corporation (“Stereotaxis International” and, together with Stereotaxis, the “Borrowers”), dated as of November 30, 2011 (as amended, modified, restated or replaced from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

The Lender understands that (i) Stereotaxis is considering an equity financing (such transaction, a “New Financing Transaction”), and (ii) in connection therewith, Borrowers desire to pay the outstanding obligations under the Loan Agreement and the other Loan Documents in cash, and Lender is willing to accept such payment. This letter will confirm that, upon receipt by the Lender of the Payoff Amount (as defined below), all of the Obligations shall be paid in full.

Upon receipt by the Bank no later than 5:00 p.m., St. Louis time, on October 22, 2016 (the “Final Payoff Date”), of: (a) a fully-executed counterpart of this letter signed by the Borrowers and (b) a wire transfer of immediately available funds in the amount of $13,000,000 (the “Payoff Amount”) to:

Bank Name:

City/State:

ABA No.:

Account Name:

Account No.:

Reference:

(the time at which the last to occur of (a) and (b) being defined as the “Payoff Effective Time”), the Obligations under the Loan Documents shall be satisfied in full and shall terminate, and all liens and security interests securing the Obligations shall be deemed to be fully released.

By executing this letter, the Lender hereby waives notice of the prepayment in full of the Loan which otherwise would be required pursuant to Section 3.02(a) of the Loan Agreement and agrees that notwithstanding the definition of “Prepayment Amount” set forth in the Loan Agreement, payment of the Payoff Amount under the circumstances described in this letter shall constitute payment in full of the Loan and all fees and expenses pursuant to the Loan Agreement, in each case solely to the extent the prepayment in full is made pursuant to and in accordance with this letter.

Upon occurrence of the Payoff Effective Time, (a) the Lender shall execute and deliver to the Borrowers termination statements with respect to each UCC financing statement filed with respect to the Loan Documents acceptable for filing with the appropriate filing office, (b) the Lender shall execute and deliver to the Borrowers all documents necessary to terminate the Lockbox Agreement and any related control agreement(s), (c) the Lender shall execute and deliver to the Borrowers a Release of Security Interest in Patents acceptable for filing with the United States Patent and Trademark Office (“USPTO”), (d) the Lender shall execute and deliver to the Borrowers the Release of Security Interest in Trademarks acceptable for filing with the USPTO, (e) the Lender shall execute and deliver to the Borrowers the Release of Security Interest in Copyrights acceptable for filing with the United States Copyright Office, (f within a reasonable amount of time, the Lender shall deliver to Borrowers (or any party designated by Borrowers) all original instruments evidencing pledged debt and all equity certificates and any other similar collateral previously delivered in physical form by either Borrower to Lender under the Loan Documents, (g) the Lender agrees to immediately forward to Borrowers all items or the proceeds of all checks, drafts or other instruments, electronic transfers and other deposits received by Lender in the Lockbox Account or otherwise, but owned by a Borrower, and (h) the Lender shall return to Borrowers each Note marked “Cancelled”. The Lender further agrees that, after the Payoff Effective Time, it will cause to be delivered to Borrowers (or any party designated by Borrowers) from time to time such additional lien release documents or notice of termination of the Loan Agreement as Borrowers may reasonably request in order to evidence or otherwise give public notice of such collateral terminations and releases or termination, as the case may be; provided, however, that any and all such UCC termination statements and other such lien release documents shall be prepared and recorded at Borrowers’ expense.

This letter does not represent a commitment of Borrower to complete a New Financing Transaction or take other actions to complete the payoff described herein prior to the Final Payoff Date, in which the case the Loan Agreement shall continue in full force and effect.

This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this letter by signing any such counterpart. Delivery of an executed counterpart of this letter by email or other electronic method shall be equally as effective as delivery of an original executed counterpart.

This letter shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of New York (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction). Whenever possible, each provision of this letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter. This is the entire agreement between the parties with respect to the subject matter hereof.

[Signature pages follow]

Very truly yours,

HEALTHCARE ROYALTY PARTNERS II, L.P.

By:	HealthCare Royalty GP II, LLC,
its General Partner

By:	/s/ Matthew Q. Reber
Name:	Matthew Q. Reber
Title:	Managing Director

Agreed to by the undersigned:

STEREOTAXIS, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	CFO

STEREOTAXIS INTERNATIONAL, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	President

Schedule 3.a

Organization and Qualification

Parent	Subsidiary	Jurisdiction	Ownership Percentage
Stereotaxis, Inc.	Stereotaxis International, Inc.	Delaware	100%
Stereotaxis International, Inc.	Stereotaxis International B.V.	The Netherlands	100%
Stereotaxis International, Inc.	Stereotaxis International K.K.	Japan	100%

Shares of the Subsidiaries are subject to liens related to:

1.	Loan Agreement dated November 30, 2011 between the Company, Stereotaxis International, Inc., and Healthcare Royalty Partners II L.P. (formerly Cowen Healthcare Royalty Partners II L.P.), the obligations under which will be satisfied in full as of Closing as provided in letter agreement dated August 23, 2016, which is attached.

2.	Second Amended and Restated Loan and Security Agreement between the Company, Stereotaxis International, Inc., and Silicon Valley Bank dated November 30, 2011, as amended.

Schedule 3.c

Capitalization

1.	Amended and Restated Stereotaxis, Inc. 2012 Stock Incentive Plan.

The 2012 Stock Incentive Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares and restricted share units to employees, directors, and consultants. Options granted under the 2012 Stock Incentive Plan expire no later than ten years from the date of grant. The exercise price of each incentive stock option shall not be less than 100% of the fair value of the stock subject to the option on the date the option is granted. The vesting provisions of individual options may vary, but incentive stock options generally vest 25% on the first anniversary of each grant and 1/48 per month over the next three years. Stock appreciation rights are rights to acquire a calculated number of shares of the Company’s common stock upon exercise of the rights. The number of shares to be issued is calculated as the difference between the exercise price of the right and the aggregate market value of the underlying shares on the exercise date divided by the market value as of the exercise date. Stock appreciation rights granted under the 2012 Stock Incentive Plan generally vest 25% on the first anniversary of such grant and 1/48 per month over the next three years and expire no later than ten years from the date of grant. The Company generally issues new shares upon the exercise of stock options and stock appreciation rights. Restricted stock unit grants are time-based and generally vest over a period of four years. Options granted to non-employee directors expire no later than ten years from the date of grant. The exercise price of options to non-employee directors shall not be less than 100% of the fair value of the stock subject to the option on the date the option is granted. Initial grants of options to new directors generally vest over a two year period. Annual grants to directors generally vest upon the earlier of one year or the next stockholder meeting.

As reported in Footnote 10 to the Financial Statements filed with the Company’s 2015 10K on March 11, 2016, a summary of outstanding stock issued under the Company’s 2012 Stock Incentive Plan as of December 31, 2015 is as follows:

	Number of Options/SARs	Range of Exercise Price	Weighted Average Exercise Price per Share
Outstanding, December 31, 2014	487,146	$1.69 - $116.40	$17.21
Granted	353,350	$1.45 - $2.15	$2.07
Exercised	—	—	—
Forfeited	(134,002)	$1.45 - $91.90	$18.81

Outstanding, December 31, 2015	706,494	$1.45 - $116.40	$9.34

As of December 31, 2015, the weighted average remaining contractual life of the options and stock appreciation rights outstanding was 8.00 years. Of the 706,494 options and stock appreciation rights that were outstanding as of December 31, 2015, 235,572 were vested and exercisable with a weighted average exercise price of $22.43 per share and a weighted average remaining term of 6.42 years.

A summary of the options and stock appreciation rights outstanding as of December 31, 2015 by range of exercise price is as follows:

	Year Ended December 31, 2015
Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Number of Options Currently Exercisable	Weighted Average Exercise Price Per Vested Share
$ 0.00 - $10.00	607,749	8.67 years	$3.07	136,827	$4.07
$30.01 - $40.00	61,495	4.95 years	$34.89	61,495	$34.89
$40.01 - $50.00	12,250	3.44 years	$43.90	12,250	$43.90
$50.01 - $60.00	12,250	2.41 years	$54.90	12,250	$54.90
$90.01+	12,750	0.95 years	$107.59	12,750	$107.59

	706,494	8.00 years	$9.34	235,572	$22.43

Number of Restricted Stock Units	Weighted Average Grant Date Fair Value per Unit
Outstanding, December 31, 2014	697,751	$3.14
Granted	391,200	$2.04
Vested	(241,775)	$3.06
Forfeited	(95,168)	$2.82

Outstanding, December 31, 2015	752,008	$2.63

As reported in Footnote 10 to the Financial Statements filed with the Company’s 2nd Quarter 10Q on August 10, 2016, a summary of the 2016 outstanding stock issued under the Company’s 2012 Stock Incentive Plan is as follows:

	Number of Options/SARs	Range of Exercise Price	Weighted Average Exercise Price per Share
Outstanding, December 31, 2015	706,494	$1.45 - $116.40	$9.34
Granted	1,000	$1.55	$1.55
Exercised	—	—	—
Forfeited	(21,111)	$1.74 - $99.00	$30.82

Outstanding, June 30, 2016	686,383	$1.45 - $116.40	$8.66

A summary of the restricted stock unit activity for the six month period ended June 30, 2016 is as follows:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value per Unit
Outstanding, December 31, 2015	752,008	$2.63
Granted	791,600	$0.84
Vested	(274,850)	$2.56
Forfeited	(56,262)	$1.49

Outstanding, June 30, 2016	1,212,496	$1.53

Additional detail regarding the terms and conditions of these grants can be found in Exhibits 10.1, 10.2 and 10.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2015.

2.	Amended and Restated Stereotaxis, Inc. 2009 Employee Stock Purchase Plan.

In 2009, the Company adopted its 2009 Employee Stock Purchase Plan (“ESPP”). In June 2014, our shareholders approved a proposal to amend the ESPP to increase the number of shares authorized for issuance under the ESPP by 250,000 shares. Eligible employees have the opportunity to participate in a new purchase period every 3 months. Under the terms of the plan, employees can purchase up to 15% of their compensation of the Company’s common stock, subject to an annual maximum of $25,000, at 95% of the fair market value of the stock at the end of the purchase period, subject to certain plan limitations. As of December 31, 2015, there were 231,298 remaining shares available for issuance under the Employee Stock Purchase Plan.

3.	Note and Warrant Purchase Agreement wherein Lenders agree to provide $10 million in either direct loans to the Company or loan guarantees to the Company’s primary lender. Under the Note and Warrant Purchase Agreement, the Company issued warrants (the “Guarantee Warrants”) to the Lenders in exchange for the loans or loan guarantees. The Lenders are Alafi Capital Company LLC and entities affiliated with Sanderling Ventures.

4.	Alafi Capital Company LLC PIPE Transaction warrants.

5.	Exchange Warrants issued pursuant to an Amendment and Exchange Agreement dated August 7, 2013 to Dafna Life Science Ltd., Dafna Life Science Market Neutral Ltd., Dafna Life Science Select Ltd., Hudson Bay Master Fund Ltd., and Iroquois Master Fund Ltd.

A detailed description of outstanding warrants as reported in the Company’s 2016 2nd Quarter 10Q follows:

Expiration Date	3/30/2017	5/1/2017	5/7/2017	3/29/2018	6/28/2018	7/31/2018	11/11/2018	5/7/2018
Warrant Type	Guarantee	Guarantee	Guarantee	Guarantee	Guarantee	Guarantee	Exchange	PIPE

Alafi Capital	37,867	30,488	78,102	37,878	16,129	4,771	—	606,250
Sanderling Entities	37,867	—	—	—	32,258	9,542	—	—
Dafna Entities	—	—	—				1,041,357	—
Iroquois Master Fund Ltd.	—	—	—				107,855	—
Hudson Bay Master Fund Ltc.	—	—	—				1	—

Total	75,735	30,488	78,102	37,878	48,387	14,313	1,149,213	606,250

Exercise price of warrant	$6.60	$4.100	$3.361	$1.980	$1.550	$5.240	$3.361	$3.361

6.	Certain Guarantee Warrants for 100,578 shares of Common Stock are subject to registration rights pursuant to the Note and Warrant Purchase Agreement among the Company, the Sanderling entities and Alafi Capital, effective as of February 7, 2008, which is filed as Exhibit 10.16 to the Company’s Form 10-K for the fiscal year ended December 31, 2015.

Schedule 3.e

No Conflicts

1.	Section 3.02 of the Loan Agreement dated November 30, 2011 between the Company, Stereotaxis International, Inc., and Healthcare Royalty Partners II L.P. (formerly Cowen Healthcare Royalty Partners II L.P.) provides for mandatory prepayment in the event of a change of control (as defined in the Loan Agreement) of the Company. The obligations under the Loan Agreement will be satisfied in full as of Closing in accordance with the letter dated August 23, 2016, which is attached to Schedule 3.a hereto.

2.	Section 7.2 of the Second Amended and Restated Loan and Security Agreement (Domestic) dated as of November 30, 2011 by and between Silicon Valley Bank and Stereotaxis, Inc. and Stereotaxis International, Inc., as amended, provides in part that the Company will not have a material change in its ownership (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment). The Company will comply.

Schedule 3.f

SEC Documents; Financial Statements

1.	None

Schedule 3.i

Litigation

1.	None

Schedule 3.o

Employee Relations

As of December 31, 2015, we had 126 employees, 22 of whom were engaged directly in research and development, 57 in sales and marketing activities, 19 in manufacturing and service, 6 in regulatory, clinical affairs and quality activities, 5 in training activities and 17 in general administrative and accounting activities. A significant majority of our employees is not covered by a collective bargaining agreement, and we consider our relationship with our employees to be good.

Schedule 3.s

Personal Property

Personal property is subject to security interests of the lenders pursuant to:

1.	Loan Agreement dated November 30, 2011 between the Company, Stereotaxis International, Inc., and Healthcare Royalty Partners II L.P. (formerly Cowen Healthcare Royalty Partners II L.P.), the obligations under which will be satisfied in full as of Closing in accordance with the letter agreement dated August 23, 2016, attached to Schedule 3.a hereto.

2.	Second Amended and Restated Loan and Security Agreement between the Company, Stereotaxis International, Inc., and Silicon Valley Bank dated November 30, 2011, as amended.

Schedule 3.w

Listing

1.	The Company’s shares of common stock became eligible for trading on the OTCQX® Best Market, effective with the open of business on August 4, 2016. On August 2, 2016, the Company received a letter from The NASDAQ Stock Market LLC notifying the Company that, based upon the Company’s continued non-compliance with the market value of listed securities requirement, which required that the Company evidence a minimum market capitalization of $35 million, the Company’s securities would be delisted from NASDAQ effective with the open of business on August 4, 2016.

Schedule 3.y

Tax Status

1.	None

Schedule 3.z

Transactions with Affiliates

1.	Outstanding warrants held by entities affiliated with Sanderling Ventures. Fred A. Middleton is affiliated with Sanderling Ventures and is a member of the Company’s Board of Directors.

As reported in the Company’s 2015 proxy statement filed with the SEC on April 14, 2016, Mr. Middleton beneficially owns 1,502,198 shares Stereotaxis common stock including 1,367,422 shares held and 79,666 additional shares issuable upon exercise of warrants held by the entities affiliated with Sanderling Ventures. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by the entities affiliated with Sanderling Ventures. Mr. Middelton also has options to purchase 18,300 shares of common stock.

Entities affiliated with Sanderling Ventures beneficially own 1,447,088 shares of Stereotaxis common stock including:

(a) 82 shares held by Sanderling Ventures Management V;

(b) 5,335 shares held by and 703 shares issuable upon exercise of warrants held by Sanderling VI Beteiligungs GmbH & Co. KG;

(c) 6,358 shares held by and 837 shares issuable upon exercise of warrants held by Sanderling VI Limited Partnership;

(d) 40,673 shares held by Sanderling Ventures Management VI;

(e) 53,275 shares held by Sanderling IV Biomedical Co-Investment Fund, L.P.;

(f) 22,451 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P.;

(g) 67,790 shares held by Sanderling Venture Partners V Co-Investment Fund, L.P.;

(h) 11,097 shares held by Sanderling V Beteiligungs GmbH & Co. KG;

(i) 11,956 shares held by Sanderling V Limited Partnership;

(j) 39,716 shares held by Sanderling V Biomedical Co-Investment Fund, L.P.;

(k) 1,500 shares held by Sanderling Management, LLC 401(k) Plan; and

(l) 1,107,189 shares held by and 78,126 shares issuable upon exercise of warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

2.	Consulting Agreement dated June 4, 2014, as amended, between the Company and Eric N. Prystowsky, M.D. Dr. Prystowsky is a member of the Company’s Board of Directors.

3.	The terms of this agreement are filed as Exhibit 10.3 to the Company’s 2nd Quarter 2014 10Q filed with the SEC on August 7, 2014. As reported in the Company’s 2015 Proxy statement, during 2015, Dr. Prystowsky was paid $13,890 under his consulting agreement with the Company.

Schedule 3.hh

Manipulation of Prices; Securities

1.	As reported to the SEC on Form 4:

Shares of Common Stock were periodically sold, on behalf of officers, in payment of tax withholding as a result of the vesting of restricted share units.

Schedule 4.k

Board Designees

David Fischel – Class II Director

Joe Kiani – Class II Director

Arun Menawat, Ph.D. – Class I Director

Schedule 4.t

Variable Priced Securities

1.	None

Schedule 9.1

Placement Agent

1.	Pursuant to the Agreement dated July 12, 2013, as amended, between Gordian Group, LLC and the Company together with its affiliates and subsidiaries, Gordian will be paid $498,000 in connection with the transaction.

Exhibit A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

STEREOTAXIS, INC.

Stereotaxis, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held adopted resolutions (i) authorizing a series of the Company’s previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 24,000 shares of “Series A Convertible Preferred Stock” of the Company, as follows:

RESOLVED, that the Company is authorized to issue 24,000 shares of Series A Convertible Preferred Stock (the “Preferred Shares”), with a stated value of $1,000 per share, which shall have the following powers, designations, preferences and other special rights:

(1) Dividends. The Preferred Shares shall bear dividends at a rate of six percent (6.0%) per annum, which shall be cumulative and accrue daily from the Issuance Date (as defined below), on the Stated Value (as defined below). Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Such dividends shall not be paid or payable in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Preferred Shares pursuant to the terms hereof or as otherwise expressly set forth herein. In addition, subject to the rights of the holders, if any, of the shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (as defined below) (the “Pari Passu Shares”), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), by way of return of capital or otherwise (including any dividend or other distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the Effective Date, then, in each such case, each holder of Preferred Shares shall be entitled to receive such Distribution, and the Company shall make such Distribution to such holder, exactly as if such holder had converted such holder’s Preferred Shares in full (and, as a result, had held all of the Conversion Shares that such holder would have received upon such conversion, without regard to any limitations or restrictions on conversion) immediately prior to the record date for such Distribution, or if there is no record date therefor, immediately prior to the effective date of such Distribution (but without the holder’s actually having to so convert such holder’s Preferred Shares). For the avoidance of doubt, payments under the preceding sentence shall be made concurrently with the Distribution to the holders of Common Stock.

(2) Holder’s Conversion of Preferred Shares. A holder of Preferred Shares shall have the right, at such holder’s option, to convert the Preferred Shares into shares of Common Stock on the following terms and conditions:

(a) Conversion Right. At any time or times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled or required to convert Preferred Shares for a number of Conversion Shares in excess of that number of Conversion Shares that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its Affiliates and any other persons or entities whose beneficial ownership of shares of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including shares held by any “group” of which the holder is a member (any such other persons and entities being referred to herein as “Other Persons”), to exceed the Beneficial Ownership Limitation. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the shares of Common Stock that would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its Affiliates and any Other Persons and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by the holder and its Affiliates and any Other Persons (including any of the Warrants (as defined in the Securities Purchase Agreement) and any other warrants and any convertible preferred shares or notes) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein. Subject to the immediately preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and applicable regulations of the Securities and Exchange Commission (“SEC”), and “group” shall have the meaning set forth in Section 13(d) of the 1934 Act and applicable regulations of the SEC. For purposes of this Certificate of Designations, in determining the number of outstanding shares Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K filed under the 1934 Act, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares Common Stock shall be determined after giving

2

effect to the conversion, exercise or exchange of securities of the Company and Preferred Shares by such holder and its Affiliates and any Other Persons, since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, each holder of Preferred Shares shall have the sole right and obligation to determine whether the restrictions contained in this Section 2(a) apply to such holder. For purposes of determining the maximum number of shares of Common Stock that the Company may issue to a holder upon conversion of Preferred Shares, such holder’s delivery of a Conversion Notice (as defined in Section 2(e)) with respect to such conversion shall constitute a representation by such holder that the holder has determined, based on the most recent public filings by the Company under the 1934 Act (or any differing information received from the Company as provided above), that upon the issuance of the shares of Common Stock to be issued to such holder, the shares of Common Stock beneficially owned by such holder and its Affiliates and any Other Persons will not exceed the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock immediately after giving effect to the issuance of shares of Common Stock upon such conversion of Preferred Shares; provided, however, that a holder of Preferred Shares, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation applicable to such holder (but, for the avoidance of doubt, not to any subsequent holder of such Preferred Shares or to any other holder of Preferred Shares) to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion of Preferred Shares. No such increase shall be effective prior to the 61st day after such notice is delivered to the Company.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the “Conversion Rate”):

Liquidation Preference

Conversion Price

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “1933 Act”). Any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a holder will be deemed to be an Affiliate of the holder.

(ii) “Approved Stock Plan” shall mean any employee benefit plan that has been approved by the Board of Directors and the shareholders of the Company (either prior to or following the date of this Certificate of Designations), pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

3

(iii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iv) “Conversion Price” means, on a per share basis, as of any Conversion Date (as defined below) or other date of determination $0.65, subject to adjustment as provided herein.

(v) “Conversion Shares” means shares of Common Stock issuable upon conversion of Preferred Shares.

(vi) “Convertible Security” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

(vii) “Effective Date” means September [    ], 2016.

(viii) “Enterprise Value” means (a) the product of (1) the number of issued and outstanding shares of Common Stock on the date the Company delivers a Notice of Major Transaction (as defined below), multiplied by (2) the Weighted Average Price for the Common Stock on such date, plus (b) the aggregate Liquidation Preference of the issued and outstanding Preferred Shares (together with the liquidation preference of any other outstanding preferred stock of the Company), plus (c) the amount of the Company’s and the Subsidiaries’ indebtedness as shown on a consolidated basis on the latest balance sheet publicly filed under the 1934 Act prior to the date the Company delivers the Notice of Major Transaction (the “Current Balance Sheet”), less (d) the amount of cash and cash equivalents of the Company and the Subsidiaries as shown on a consolidated basis on the Current Balance Sheet.

(ix) “Issuance Date” means, with respect to each Preferred Share, the date of issuance of such Preferred Share.

(x) “Liquidation Preference” means, with respect to each Preferred Share, the Stated Value plus an amount per share equal to any dividends accrued and unpaid through the date of determination.

(xi) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(xii) “Principal Market” means, with respect to the Common Stock, the OTC Markets — OTCQX tier; provided that, (A) if the Common Stock is listed on any of the NYSE MKT, The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market (or a successor to any of the foregoing) (each, a “National Exchange”), then Principal Market with respect to the Common Stock shall mean such National Exchange, and (B) if the Common Stock ceases to be listed or quoted on the OTC Markets – OTCQX tier or any National Exchange, then Principal Market with respect to the Common Stock shall mean the principal securities exchange or trading market for the Common Stock; and with respect to any other security, Principal Market shall mean the principal securities exchange or trading market for such security.

4

(xiii) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the investors party thereto, as the same may be amended, restated, modified or supplemented and in effect from time to time.

(xiv) “Securities” means, collectively, the Preferred Shares and the Conversion Shares.

(xv) “Securities Purchase Agreement” means that certain Securities Purchase Agreement between the Company and the investors party thereto, as the same may be amended, restated, modified or supplemented and in effect from time to time.

(xvi) “Stated Value” means $1,000.

(xvii) “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity, whether directly or through any other Subsidiary.

(xviii) “Weighted Average Price” means, for any security as of any date, the U.S. dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group, Inc. (or any successor thereto). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and either (i) the holders of a majority of the Preferred Shares to be redeemed pursuant to Section 3 or Section 4 hereof, as applicable, or (ii) the holder of the Preferred Shares as to which the determination is being made, with respect to any determination pursuant to Section 2 hereof. If the Principal Market is located in a country other than the United States, the Weighted Average Price shall be calculated in U.S. dollars using the spot rate for the purchase of the applicable foreign currency at the close of business on the immediately preceding Business Day in New York, New York published in the Wall Street Journal. If the Company and the applicable holders of the Preferred Shares described above are unable to agree upon the fair market value of the Common Stock or other security, then such dispute shall be resolved pursuant to Section 2(e)(iii), Section 3(g) or

5

Section 4 below, as applicable. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

(c) Adjustment to Conversion Price. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(c).

(i) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock (“Shares”) into a greater number of Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a lesser number of Shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(c)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets (including, for the avoidance of doubt, all or substantially all of the assets of the Company and the Subsidiaries in the aggregate) to another Person (as defined below), or other transaction, that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to ensure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder’s Preferred Shares, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable upon the conversion of such holder’s Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders’ rights and interests to ensure that the provisions of this Section 2(c) and Section 2(d) will thereafter be applicable to the Preferred Shares (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of each of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than such Conversion Price in effect immediately prior to such consolidation, merger or sale and an immediate revision to the Conversion Price to reflect the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company will not effect any such Organic Change, unless prior to the consummation

6

thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(iii) Certain Events. If any event occurs of the type contemplated by the provisions of Sections 2(c)(i)-(ii) but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(c).

(iv) Notices.

(A) Promptly following, but in no event later than three (3) Business Days, after any adjustment of the Conversion Price pursuant to this Section 2(c), the Company will give written notice thereof to each holder of the Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

(B) The Company will give written notice to each holder of the Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(C) The Company will also give written notice to each holder of Preferred Shares at least twenty (20) days prior to the consummation of any Major Transaction, Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(d) Purchase Rights. If at any time after the Effective Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holders of the Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

7

(e) Mechanics of Conversion.

(i) Holder’s Delivery Requirements. To convert Preferred Shares into full shares of Common Stock on any date (the “Conversion Date”), the holder thereof shall (A) transmit by electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and its designated transfer agent (the “Transfer Agent”) which Conversion Notice may specify that such conversion is conditioned upon consummation of a Major Transaction or Organic Change or any other transaction (such Major Transaction, Organic Change or other transaction, a “Conversion Triggering Transaction”), and (B) if required by Section 2(e)(vii), surrender to a carrier, for overnight delivery to the Company as soon as practicable following such date, the original certificate(s) (the “Preferred Stock Certificate(s)”) representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (or, if the conversion is conditioned upon the consummation of a Conversion Triggering Transaction, on the date of (and immediately prior to) the consummation of such Conversion Triggering Transaction). Notwithstanding anything to the contrary contained herein, the holder may elect, in connection with a conversion that is contingent upon an Organic Change, that such conversion be effected contemporaneously with such Organic Change and that the holder will acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon such conversion of such holder’s Preferred Shares, such shares of stock, securities or assets of the acquiring entity in the Organic Change that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares that would have been acquirable and receivable upon such conversion of Preferred Shares as of the date of such Organic Change. In the event that the Conversion Shares issuable upon conversion are to be issued in any name other than that of the registered holder of the Preferred Shares being converted, each Preferred Stock Certificate representing such Preferred Shares surrendered for conversion shall be accompanied by instruments of transfer, in customary form duly executed by the holder or such holder’s duly authorized agent.

(ii) Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (A) immediately send, via electronic mail, a confirmation of receipt of such Conversion Notice to such holder and (B) no later than the second Business Day following the date of receipt (or, if the conversion is conditioned upon the consummation of a Conversion Triggering Transaction, immediately prior to the consummation of such Conversion Triggering Transaction) (the “Share Delivery Date”), as directed by such holder in the Conversion Notice, (I) provided that the holder of the Preferred Shares (or its designee) is eligible to receive shares through The Depository Trust Company (“DTC”), credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian (DWAC) system, (II) issue and deliver to the address specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, representing the number of shares of Common Stock to which the holder shall be entitled or (III) issue such aggregate

8

number of shares of Common Stock to the holder or its designee through the Direct Registration System (DRS) of DTC and deliver a statement with respect thereto to the address specified in the Conversion Notice, and in any case, such shares of Common Stock shall not bear, or otherwise be subject to, the 1933 Act Legend (as defined in the Securities Purchase Agreement) as and to the extent provided in Section 2(f) hereof. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, at its own expense, as soon as practicable and in no event later than four (4) Business Days after the Company shall have received the applicable Preferred Stock Certificate(s) (the “Certificate Delivery Date”), issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii) Dispute Resolution. In the case of a bona fide dispute as to the determination of the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile and electronic mail within two (2) Business Days of receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within three (3) Business Days submit via electronic mail the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant or other financial institution mutually acceptable to the Company and such holder. The Company shall direct the accountant or financial institution, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results as promptly as practicable, but in no event later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s or other institution’s determination or calculation, as the case may be, shall be binding upon all parties, absent manifest error.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company’s Failure to Timely Convert. In the event the Company shall (x) fail for any reason or no reason (other than as a result of a delay caused by such holder’s broker or agent, but in such case, only to the extent and for such period of time that such broker or agent’s action or inaction is the direct cause of such delay) to (A) credit the holder’s balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon such exercise, (B) issue and deliver to a holder a certificate for the number of shares of Common Stock to which the holder is entitled upon the conversion of Preferred Shares, or (C) issue electronically in the name of the holder or its designee through the Direct Registration System (DRS) of DTC such number of shares of Common Stock to which the holder is entitled upon such conversion, in any such case on or prior to the Share Delivery Date, or (y) after the applicable SEC Effective Date, or at such other time as the Unrestricted Conditions have been met, issue any such shares of Common Stock bearing, or otherwise being subject to, the 1933 Act Legend, then the Company shall pay, as partial liquidated damages (but

9

not as a penalty and in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), to such holder on each day (I) after the Share Delivery Date that such conversion is not timely effected, in the case of clause (x) above, or (II) that such shares of Common Stock bear, or are otherwise subject to, the 1933 Act Legend, in the case of clause (y) above, in an amount equal to 0.25% of the product of (X) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(e)(ii) and to which such holder is entitled (or which bear, or are otherwise subject to, the 1933 Act Legend, as applicable) and (Y) the Weighted Average Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 2(e)(ii). Alternatively, (a) subject to the dispute resolution provisions of Section 2(e)(iii), at the election of the holder made in the holder’s sole discretion, the Company shall pay to the holder, in lieu of the partial liquidated damages referred to in the preceding sentence (but not as a penalty and in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), 110% of the amount by which (1) the holder’s total purchase price (including brokerage commissions, if any) for shares of Common Stock purchased to make delivery in satisfaction of a sale by the holder of the shares of Common Stock to which the holder is entitled but has not received upon conversion (or which bear, or are otherwise subject to, the 1933 Act Legend), exceeds (2) the net proceeds received by the holder from the sale of the shares of Common Stock to which the Holder is entitled but has not received upon such exercise (or which bear, or are otherwise subject to, the 1933 Act Legend), and (b) at the option of such holder, either (i) such conversion of Preferred Shares shall be cancelled and the Company shall reinstate such Preferred Shares and the related number of Conversion Shares with respect to such conversion, or (ii) the Company shall deliver to such holder the number of Conversion Shares that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder.

(vi) Company’s Failure to Issue Certificates. In the event the Company shall fail to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled on or before the Certificate Delivery Date pursuant to Section 2(e)(ii), then the Company shall pay, as partial liquidated damages (but not as a penalty and in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), to such holder on each day after the Certificate Delivery Date that such delivery of such Preferred Stock Certificates is not timely effected in an amount equal to 0.25% of the product of (A) the number of shares of Common Stock issuable upon conversion of the Preferred Shares to be represented by such Preferred Stock Certificate as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(e)(ii) and (B) the Weighted Average Price of the Common Stock on the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(e)(ii), other than as a result of a delay caused by such holder’s broker or other agent, but in such case, only to the extent and for such period of time that such broker or agent’s action or inaction is the direct cause of such delay.

(vii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of Preferred Shares in accordance with the terms

10

hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares, if any, to the Company unless the full number of Preferred Shares represented by the certificate are being converted or redeemed. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares, if any, upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by any such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(e)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(e)(vii) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

(f) Legend Removal. Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, upon the written request to the Company of a holder of a certificate or other instrument representing any Securities, the 1933 Act Legend shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped (or, in the case of any Conversion Shares being acquired upon conversion of any Preferred Shares, the Company shall issue the Conversion Shares without being subject to the 1933 Act Legend), if (i) such Securities are registered for resale under the 1933 Act (the date any such registration is declared effective by the SEC, the “SEC Effective Date”), (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a reasonably acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144, or (iv) such holder certifies, on or after the date that is six (6) months after the date on which such holder acquired the Securities (or is deemed to have acquired the Securities under Rule 144, which in the case of Conversion Shares shall be the Closing Date (as defined in the Securities Purchase Agreement) on which the

11

Preferred Shares convertible into such Conversion Shares were issued), that such holder is not an “affiliate” of the Company (as defined in Rule 144) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the transfer agent for the Common Stock promptly after the applicable SEC Effective Date, or at such other time as the Unrestricted Conditions have been met, if required by such transfer agent to effect the issuance of the applicable Preferred Shares or Conversion Shares without the 1933 Act Legend or removal of the 1933 Act Legend; provided, that in the event that the Company’s legal counsel determines in good faith that it is unable to issue such a legal opinion to the transfer agent as a result of an amendment to Rule 144 (e.g., to extend the holding period thereunder) or other applicable securities laws, rules or regulations subsequent to the Closing Date, the Company shall not be required to deliver such legal opinion until the earliest time as its counsel is able to do so. If the Unrestricted Conditions are met with respect to any Preferred Shares or Conversion Shares at the time of issuance of such Security, then such Security shall be issued free of the 1933 Act Legend. The Company agrees that, following the applicable SEC Effective Date with respect to any Securities or at such time as the Unrestricted Conditions are otherwise met or the 1933 Act Legend is otherwise no longer required under this Section 2(f), any certificates representing such Securities bearing the 1933 Act Legend may be exchanged for certificates bearing no 1933 Act Legend. The Company shall, or shall cause the transfer agent for the Common Stock (as applicable), to deliver the certificates not bearing, or otherwise issue such Securities without being subject to, as applicable, such legend within three (3) Business Days after receipt of the legended Securities (or any certificate or instrument representing such Securities). The Company shall be responsible for the fees of its transfer agent and all of the DTC fees associated with any issuance hereunder.

(g) Company’s Failure to Timely Remove Legends. If, following the applicable SEC Effective Date or at such time as the Unrestricted Conditions are otherwise met or the 1933 Act Legend is otherwise no longer required under Section 2(f) hereof, the Company fails to deliver, or cause the transfer agent for the Common Stock to deliver (other than as a result of a delay caused by such holder’s broker or other agent, but in such case, only to the extent and for such period of time that such broker’s or agent’s action or inaction is the direct cause of such delay), the Preferred Shares or any Conversion Shares (including any certificate or instrument representing any such Preferred Shares or Conversion Shares) that do not bear and are not otherwise subject to the 1933 Act Legend within three (3) Business Days after receipt of legended Securities (or any certificate or instrument representing such Securities), then the Company shall pay, as partial liquidated damages (but not as a penalty and in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), to such holder on each day after such third (3rd) Business Day that such delivery of such unlegended Securities is not timely effected in an amount equal to 0.25% of the product of (A) the sum of (x) the number of shares of Common Stock, and (y) the number of shares of Common Stock issuable upon conversion of the Preferred Shares, in each case that were not so-delivered to the holder without being subject to the 1933 Act Legend, and (B) the Weighted Average Price of the Common Stock on the last possible date which the Company could have issued such unlegended Securities to such holder without violating Section 2(f). For the avoidance of doubt, any payments pursuant to this Section 2(g) shall be duplicative of any payments made pursuant to Section2(e)(v) hereof upon any conversion of Preferred Shares.

12

(h) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share (with 0.5 rounded up).

(i) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of the Preferred Shares, provided, that the foregoing shall not apply with respect to any individual or entity income taxes that are payable by any holder.

(3) Redemption at Option of Holders.

(a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction, each holder of Preferred Shares shall have the right, at such holder’s option, but solely in accordance with the provisions of Section 3(e), to require the Company to redeem all or a portion of such holder’s Preferred Shares at a price per Preferred Share equal to the greater of (i) the Liquidation Preference, and (ii) the product of (A) the Conversion Rate at such time, multiplied by (B) either (x) in the event of a Change of Control Transaction in which all of the outstanding Shares are exchanged for, or converted into the right to receive, consideration consisting solely of cash, then the consideration per Share payable in such Change of Control Transaction, or (y) otherwise, the Weighted Average Price of the Common Stock on the date immediately preceding the closing of the Major Transaction (the “Major Transaction Redemption Price”).

(b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder’s option, but solely in accordance with the provisions of Section 3(f), to require the Company to redeem all or a portion of such holder’s Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Liquidation Preference, and (ii) the product of (A) the Conversion Rate on the date of such holder’s delivery of a Notice of Redemption at Option of Buyer Upon Triggering Event, multiplied by (B) the greater of (x) the Weighted Average Price of the Common Stock on the trading day immediately preceding such Triggering Event or (y) the Weighted Average Price of the Common Stock on the date of the holder’s delivery to the Company of a Notice of Redemption at Option of Buyer Upon Triggering Event (as defined below) or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open (the “Triggering Event Redemption Price” and, collectively with the Major Transaction Redemption Price, the “Redemption Price”).

13

(c) “Major Transaction”. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Company with or into another Person (other than a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) (a “Change of Control Transaction”);

(ii) the sale or transfer of (A) all or substantially all of the Company’s assets (including, for the avoidance of doubt, all or substantially all of the assets of the Company and the Subsidiaries in the aggregate), or (B) assets of the Company (including, for the avoidance of doubt, assets of the Company and the Subsidiaries in the aggregate) for consideration in an aggregate amount equal to more than 50% of the Enterprise Value (as defined above) of the Company;

(iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock;

(iv) the acquisition by any Person or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

(v) any change in the composition of the board of directors of the Company such that the individuals who, as of the Effective Date, constituted the board of directors of the Company cease for any reason to constitute at least a majority of the board of directors of the Company.

(d) “Triggering Event”. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) A Registration Default (as defined in the Registration Rights Agreement) continues for a period of 10 consecutive trading days (provided, however, that the foregoing shall not constitute a “Triggering Event” so long as the Company is using its reasonable best efforts to cure such Registration Default);

(ii) suspension from quotation or listing or delisting of the Common Stock from the Principal Market for a period of 10 consecutive trading days;

(iii) the Company’s failure to deliver Conversion Shares within 15 days of the Conversion Date or the Company’s notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below;

14

(iv) following the applicable SEC Effective Date or at such time as the Unrestricted Conditions are otherwise met or the 1933 Act Legend (as defined in the Securities Purchase Agreement) is otherwise no longer required under Section 2(f) of this Certificate of Designations and a request for removal has been made by the holder, the Company’s failure to deliver, or cause the transfer agent for the Common Stock to deliver, the Preferred Shares or any Conversion Shares (including any certificate or instrument representing any such Preferred Shares or Conversion Shares) without bearing or otherwise being subject to the restrictive legend either (x) in the case of a conversion, within 15 days of the Conversion Date, or (y) otherwise, within 15 days after receipt of the legended Securities;

(v) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 30 days.

(e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No later than 20 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via electronic mail and overnight courier (a “Notice of Major Transaction”) to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 30 days prior to a Major Transaction, at any time on or after the date which is 30 days prior to a Major Transaction) and ending on the later of (x) five Business Days prior to the consummation of such Major Transaction, and (y) ten trading days following the Company’s delivery of a Notice of Major Transaction, any holder of Preferred Shares may require the Company to redeem all or a portion of the holder’s Preferred Shares by delivering written notice thereof (a “Notice of Redemption at Option of Buyer Upon Major Transaction”) to the Company. The Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a). In the event a holder of Preferred Shares delivers to the Company a Notice of Redemption at Option of Buyer Upon Major Transaction, then prior to the consummation of such Major Transaction, the Company shall make arrangements (which may include obtaining a written agreement from the acquiring entity, as applicable, that payment of the Major Transaction Redemption Price shall be made to the holder upon the consummation of the Major Transaction) satisfactory to the holder, as determined by the holder in its sole discretion, that the Major Transaction Redemption Price will be paid, in full, to the holder concurrently with the consummation of such Major Transaction. The Company hereby acknowledges and agrees that each such holder shall have the right to apply for an injunction in any state or federal courts sitting in the State of Delaware to prevent the closing of the Major Transaction unless and until such arrangements satisfactory to the holder have been made.

15

(f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within two Business Days after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via electronic mail and overnight courier (a “Notice of Triggering Event”) to each holder of Preferred Shares. At any time after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares may require the Company to redeem all or a portion of the holder’s Preferred Shares by delivering written notice thereof (a “Notice of Redemption at Option of Buyer Upon Triggering Event”) to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b).

(g) Payment of Redemption Price. Upon the Company’s receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Preferred Shares, the Company shall promptly but in no event later than two Business Days, notify each such holder by electronic mail and facsimile of the Company’s receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit, if required by Section (2)(e)(vii), to the Company or its Transfer Agent such holder’s Preferred Stock Certificates, if any, which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 3(f), to such holder within ten (10) Business Days after the Company’s receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price contemporaneously with the consummation of the Major Transaction; provided that, if required by Section 2(e)(vii), a holder’s Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder’s pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than pursuant to a bona fide dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. In the event that the Company fails to pay such unpaid applicable Redemption Price in full to a holder of Preferred Shares by the 10th Business Day following delivery of a Notice of Redemption at Option of Buyer Upon Triggering Event or contemporaneously with the consummation of the Major Transaction, such holder shall have the option to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via electronic mail (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice(s) prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption

16

at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Stock Certificates submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Weighted Average Price for the Common Stock during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, was delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) was delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. Notwithstanding the foregoing, in the event of a bona fide dispute as to the determination of the Weighted Average Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above with the term “Redemption Price” being substituted for the term “Conversion Rate.” A holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice.

(4) Redemption at the Company’s Election Upon Change of Control.

(a) Redemption. At any time or times on or after the date the Company publicly discloses a Change of Control Transaction, the Company shall have the right, in its sole discretion, to require that all, but not less than all, of the outstanding Preferred Shares be redeemed (“Redemption at Company’s Election”) at a price per Preferred Share equal to the greater of (i) the Liquidation Preference, and (ii) the product of (A) the Conversion Rate at such time, multiplied by (B) either (x) in the event of a Change of Control Transaction in which all of the outstanding Shares are exchanged for, or converted into the right to receive, consideration consisting solely of cash, then the consideration per Share payable in such Change of Control Transaction, or (y) otherwise, the Weighted Average Price of the Common Stock on the date immediately preceding the closing of the Change of Control Transaction (the “Change of Control Redemption Price”); provided that the Conditions to Redemption at the Company’s Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company’s Election by providing each holder of Preferred Shares written notice (“Notice of Redemption at Company’s Election”) after the public disclosure of a Change of Control Transaction and at least 30 trading days prior to the date of consummation of the Change of Control Transaction (“Company’s Election Redemption Date”). The Notice of Redemption at Company’s Election shall indicate the anticipated Company’s Election Redemption Date. If the Company has exercised its right of Redemption at Company’s Election and the conditions to such Redemption at Company’s Election have been satisfied, then all Preferred Shares outstanding at the time of the consummation of the Change of Control Transaction shall be redeemed as of the Company’s Election Redemption Date by payment by the Company to each holder of Preferred Shares of the Change of Control Redemption Price concurrent with the closing of the Change of Control Transaction. All holders of Preferred Shares shall thereupon and within five Business Days after the Company’s Election Redemption Date, or such earlier

17

date as the Company and each holder of Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, if any, duly endorsed for cancellation, to the Company. In the event the Company delivers a Notice of Redemption at Company’s Election, then prior to the consummation of such Change of Control Transaction, the Company shall make arrangements (which may include obtaining a written agreement from the acquiring entity, as applicable, that payment of the Change of Control Redemption Price shall be made to the holder upon the consummation of the Change of Control Transaction) satisfactory to the holder, as determined by the holder in its sole discretion, that the Change of Control Redemption Price will be paid, in full, to the holder concurrently with the consummation of such Change of Control Transaction. The Company hereby acknowledges and agrees that each such holder shall have the right to apply for an injunction in any state or federal courts sitting in the State of Delaware to prevent the closing of the Change of Control unless and until such arrangements satisfactory to the holder have been made. If the Company fails to pay the full Change of Control Redemption Price with respect to any Preferred Shares concurrently with the closing of the Change of Control Transaction, then the Redemption at Company’s Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. Notwithstanding the foregoing, in the event of a bona fide dispute as to the determination of the Weighted Average Price or the arithmetic calculation of the Change of Control Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above with the term “Change of Control Redemption Price” being substituted for the term “Conversion Rate.” “Conditions to Redemption at the Company’s Election” means the following conditions: (1) on each day during the period beginning 60 trading days prior to the date of the Company’s Election Redemption Date and ending on and including the Company’s Election Redemption Date, the Common Stock shall have been listed or quoted, as applicable, on the Principal Market and shall not have been suspended from trading; (2) during the period beginning on the Issuance Date and ending on and including the Company’s Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the holders of the Preferred Shares (without bearing or otherwise being subject to the 1933 Act Legend) on a timely basis as set forth in Sections 2(e)(ii) and Section 2(f) hereof; and (3) there has not been any Triggering Event and the Company has otherwise satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company’s Election Redemption Date.

(b) Company Must Have Immediately Available Funds. The Company shall not be entitled to send any Notice of Redemption at Company’s Election pursuant to Section 4(a) above and begin the redemption procedure thereunder unless it has, or will have upon consummation of the Change of Control Transaction, the full amount of the Change of Control Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution.

(5) [Reserved]

18

(6) Redemption Price Payable Out of Cash Legally Available therefor; Priority of Payment. Notwithstanding anything herein to the contrary, any redemption of Preferred Shares pursuant to the terms of this Certificate of Designations (any such redemption, a “Redemption”) shall be payable out of any cash legally available therefor. At the time of any Redemption, the Company shall take all actions required or permitted under Delaware law to permit the Redemption and to make funds legally available for such Redemption. To the extent that the Company has insufficient funds to redeem all of the Preferred Shares subject to such Redemption upon the Redemption, the Company shall use available funds to redeem a pro rata portion of each holder’s Preferred Shares subject to such Redemption, to the extent permissible under Delaware law. Any payments provided for in Section 3 or Section 4 in connection with a Redemption shall have priority to payments to holders of Common Stock or any other class of capital stock of the Company (other than the holders of Preferred Shares) in connection with a Major Transaction or Change of Control Transaction, as applicable, and, the Company shall not (and shall cause the acquiring entity in an Organic Change to not) make any payment to any holder of Common Stock or any other class of capital stock of the Company (other than the holders of Preferred Shares) unless and until the Company (or such acquiring entity, as applicable) has satisfied all of the Company’s obligations hereunder with respect to any Redemption as to which a Notice of Redemption at Option of Buyer Upon Major Transaction or Notice of Redemption at Company’s Election, as applicable, has been delivered prior to the consummation of such Major Transaction or Change of Control Transaction, as applicable.

(7) Reissuance of Certificates. Subject to Section 2(e)(vii), in the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

(8) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The number of shares of Common Stock reserved for conversions of the Preferred Shares shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder. In the event a holder shall sell or otherwise transfer any of such holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holder.

(9) Voting Rights. The holders of Preferred Shares shall be entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote. Each holder of Preferred Shares shall be entitled to vote such Preferred Shares on an as-converted

19

basis (based upon the aggregate number of Conversion Shares into which such holder’s Preferred Shares are then convertible, giving effect to any limitations on conversion set forth in Section 2(a) above) with respect to all matters on which holders of Common Stock are entitled to vote and shall otherwise be entitled to such voting rights as required by applicable law.

(10) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Preferred Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Liquidation Preference; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of Pari Passu Shares, then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. Thereafter, the holders of the Preferred Shares shall share ratably in any distributions and payments of any remaining assets of the Company, on an as-converted basis (without giving effect to any limitations on conversion set forth in this Certificate of Designations), with the holders of Common Stock. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of all or substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

(11) Preferred Rank; Participation. All Preferred Shares rank senior to the Common Stock in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Beginning on the Closing Date and ending on the date that is sixty-one (61) months after the Closing Date, so long as at eight thousand (8,000) of the Preferred Shares issued on the Closing Date remain outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares, the Company shall not authorize or issue additional or other capital stock that is of rank senior to or pari passu with the Preferred Shares in respect of the preferences as to dividends or distributions or payments upon the liquidation, dissolution or winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares, the Company shall not hereafter (i) authorize or make any amendment to the Company’s Amended and Restated Certificate of Incorporation or bylaws, or (ii) file any resolution of the Board of Directors of the Company with the Secretary of State of the State of Delaware, in the case of (i) or (ii) containing any provisions which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock of the Company. Except to the extent adequate provision is made for, as determined by the holders of not less than a majority of the then outstanding Preferred Shares, as

20

expressly provided elsewhere in this Certificate of Designations, in the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein.

(12) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares; provided that the foregoing shall not limit the right of the Company to effectuate (i) any “net issuance” or “net settlement” features in any convertible security outstanding as of the date hereof and set forth on Schedule 3.c to the Securities Purchase Agreement, so long as such security is not amended or otherwise modified after the date hereof, (ii) any cashless exercise provision or to satisfy any tax withholding right upon the exercise of any options or the vesting of any equity awards issued pursuant to an Approved Stock Plan or (iii) so long as such transaction is approved by the Board of Directors of the Company following the Closing Date, a single transaction or series of related transactions, involving one of the Company’s existing investors that beneficially owns not less than an aggregate of 1,000,000 shares of Common Stock as of the date of the Securities Purchase Agreement, to close within ninety (90) days of the Closing Date, provided that the Company shall not have any net cash outflows in connection with such transaction, or series of related transactions.

(13) Vote to Change the Terms of or Issue Preferred Shares; Amendment. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than a majority of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company’s Amended and Restated Certificate of Incorporation which would amend, alter, change, repeal or otherwise affect any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification or supplement of any provision of this Certificate of Designations unless the same consideration also is offered to all of the holders of the Preferred Shares. For clarification purposes, this provision constitutes a separate right granted to each holder of Preferred Shares and is not intended for the Company to treat such holders as a class and shall not be construed in any way as such holders acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

(14) [Reserved]

(15) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert the Preferred Shares represented thereby into Common Stock.

21

(16) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly described herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the holders of the Preferred Shares by vitiating the intent and purpose of the transactions contemplated by this Certificate of Designations and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach by the Company of the provisions of this Certificate of Designations, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

(17) Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to the holders of Preferred Shares hereunder or such holders enforce or exercise their rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or such Subsidiary, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(18) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all holders of Preferred Shares and shall not be construed against any person as the drafter hereof.

(19) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20) Notice. Whenever notice is required to be given, it shall be given in accordance with Section 9.f of the Securities Purchase Agreement.

22

* * * * * *

23

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by                         , its                             , as of September     , 2016.

STEREOTAXIS, INC.

By:
Name:
Title:

24

EXHIBIT I

STEREOTAXIS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Shares”), of Stereotaxis, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in accordance with the terms of the Certificate of Designations as follows:

☐   Deposit/Withdrawal At Custodian (DWAC) system; or

☐   Physical Certificate; or

☐   Direct Registration System (DRS)

Issue to:

Address (for delivery of physical certificate or DRS statement, as applicable):

Facsimile Number:

DTC Participant Number and Name (if through DWAC):

Account Number (if through DWAC):

25

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                          , 2016 from the Company and acknowledged and agreed to by                     .

STEREOTAXIS, INC.

By:
Name:
Title:

26

Exhibit D

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

STEREOTAXIS, INC.

September [●] , 2016

Broadridge Corporate Issuer Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Attention: [            ]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of September 26, 2016 (the “Securities Purchase Agreement”), by and among Stereotaxis, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers” and, together with the successors and any assigns of the Warrants or the Preferred Shares (as defined below), the “Holders”). Pursuant to the Securities Purchase Agreement, the Company issued (i) an aggregate of 24,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock of the Company (the “Preferred Stock”), which Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”; the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), and (ii) warrants to purchase an aggregate of 36,923,077 shares of Common Stock (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Warrants”; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”).

This letter shall serve as our irrevocable (unless otherwise agreed to by all of the Holders) authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of Preferred Shares or exercise of a Warrant to, or upon the order of, the Holder thereof from time to time upon delivery to you of a properly completed and duly executed Conversion Notice in the form attached as Exhibit I or Exercise Notice in the form attached hereto as Exhibit II (as applicable), which has been acknowledged by the Company as indicated by the signature of an authorized officer of the Company thereon.

You acknowledge and agree that so long as (A) you have previously received written confirmation (a “Certification”) from outside legal counsel of the Company that either (i) a registration statement covering resales of the Conversion Shares or Warrant Shares (as applicable) has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), together with a copy of such registration statement, or (ii) sales of the Conversion Shares or the Warrant Shares (as applicable) may be made without registration in accordance with Rule 144 under the 1933 Act without compliance with Rule 144(e) or Rule 144(f), or (B) either (x) the Warrant is being exercised pursuant to a “Cashless Exercise,” as specified in the

Exercise Notice and the date of such exercise, or (y) the date of the conversion, as applicable, is six (6) months or more after the date of this letter, you shall, at the direction of the Holder of the applicable Preferred Shares being converted in accordance with the Conversion Notice or the Holder of the applicable Warrant being exercised in accordance with the Exercise Notice, issue such Conversion Shares or the Warrant Shares, as applicable, in the manner specified in such Conversion Notice or Exercise Notice, as applicable, without bearing or otherwise being subject to any legend restricting transfer thereof; provided, however, that if you do not receive a Certification with respect to such Conversion Shares or Warrant Shares or such Conversion Shares or Warrant Shares are not registered for resale under the 1933 Act, then such Conversion Shares or Warrant Shares, as the case may be, shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

If you resign as the transfer agent of the Company during the term of this agreement, the Company shall provide notice of such resignation to the Holders at least ten (10) business days prior to the effective date of such resignation and the Company shall within five (5) business days of such notice to the Holders obtain a suitable replacement transfer agent that will agree to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at [●].

Very truly yours,

STEREOTAXIS, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO this day , 2016

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT I

STEREOTAXIS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Shares”), of Stereotaxis, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in accordance with the terms of the Certificate of Designations as follows:

☐	Deposit/Withdrawal At Custodian (DWAC) system; or

☐	Physical Certificate; or

☐	Direct Registration System (DRS)

Issue to:

Address (for delivery of physical certificate or DRS statement, as applicable):

Facsimile Number:

DTC Participant Number and Name (if through DWAC):

Account Number (if through DWAC):

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 2016 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

STEREOTAXIS, INC.

By:
Name:
Title:

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

STEREOTAXIS, INC.

The undersigned Holder hereby exercises the right to purchase                  of the Common Shares (“Warrant Shares”) of Stereotaxis, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares

2. Payment of Warrant Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Exercise Trigger Transaction. This exercise of the Warrant is conditioned upon the consummation of the following Exercise Trigger Transaction:                     1

4. Delivery of Warrant Shares. The Company shall issue                  Warrant Shares in accordance with the terms of the Warrant as follows:

☐	Deposit/Withdrawal At Custodian (DWAC) system; or

☐	Physical Certificate; or

☐	Direct Registration System (DRS)

Issue to:

Address (for delivery of physical certificate or DRS statement, as applicable):

Facsimile Number:

DTC Participant Number and Name (if through DWAC):

Account Number (if through DWAC):

Date:                  ,

1	No such condition applies if left blank

Name of Registered Holder

Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 2016 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

STEREOTAXIS, INC.

By:
Name:
Title:

Exhibit E

Stereotaxis, Inc.

Form of Company Opinion

Securities Purchase Agreement

Capitalized terms used and not defined herein have the respective meanings assigned to such terms in the Securities Purchase Agreement (the “Purchase Agreement”)

1. Based solely on a recently dated good standing certificate from the Delaware Secretary of State, Stereotaxis, Inc. (the “Company”) is validly existing as a corporation and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own, lease and operate its properties and to conduct its business in all material respects as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Based solely on recently dated good standing certificates from the Secretaries of State of the applicable jurisdictions, the Company is duly qualified or admitted to transact business and is in good standing as a foreign corporation in the jurisdictions set forth on Appendix I attached hereto.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and the Certificate of Designations. The Company has the requisite corporate power and authority to issue the Securities in accordance with the terms of the Purchase Agreement and of the other Transaction Documents and the Certificate of Designations. The filing of the Certificate of Designations and the execution and delivery of the Transaction Documents and the Certificate of Designations by the Company and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, as applicable, have been duly authorized by the Company Board and no further consent or authorization is required by the Company Board or the Company’s stockholders. The Transaction Documents have been duly executed and delivered by the Company and the Certificate of Designations has been duly executed and properly filed by the Company with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”) and has become effective under the DGCL. The Transaction Documents and the Certificate of Designations constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

3. The Preferred Shares have been duly authorized by all necessary corporate action. When issued in accordance with the terms of the Purchase Agreement, (i) the Preferred Shares will be validly issued, fully paid and non-assessable, and will be free from all taxes and Liens with respect to the issuance thereof and (ii) the holders thereof will be entitled to the rights set forth in the Certificate of Designations. The Warrants have been duly authorized by all necessary corporate action. When issued in accordance with the terms of the Purchase Agreement, (x) the Warrants will be free from all taxes and Liens with respect to the issuance thereof and (y) the holders thereof will be entitled to the rights set forth in the Warrants. Upon conversion in accordance with the Certificate of Designations and upon exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

4. As of the date hereof, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, $0.001 par value, of which 24,000 shares are designated as Series A Convertible Preferred Stock and no shares of such preferred stock are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. An aggregate of 100,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants.

5. Subject to the accuracy as to factual matters of Buyers’ representations in Section 2 of the Purchase Agreement, the Securities may be issued to the Buyers pursuant to the Purchase Agreement without registration under the Securities Act or the securities laws of any state.

6. Except for the filings and listings contemplated by the Registration Rights Agreement and the filings described in Section 4.i and Schedule 3.e of the Purchase Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental authority or agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or consummate any of the transactions contemplated by, any of the Transaction Documents or the Certificate of Designations in accordance with the terms thereof.

7. To the knowledge of the Company, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board or body or any governmental authority or self-regulatory organization pending or threatened against or affecting the Company or any of the properties of the Company that restricts the ability of the Company to execute, deliver or perform any of its obligations under, or otherwise consummate any of the transactions contemplated by, the Transaction Documents or the Certificate of Designations in accordance with the terms thereof.

8. The execution and delivery of the Transaction Documents and the Refinancing Transaction Documents by the Company and, to the extent applicable, the Subsidiaries, the performance by such parties of their obligations thereunder and under the Certificate of Designations and the consummation by such parties of the transactions contemplated thereby (including the reservation for issuance and issuance of the Conversion Shares and the Warrant

2

Shares) will not (A) result in a violation of the Certificate of Incorporation, the Certificate of Designations or the Bylaws; (B) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (C) result in a violation of any (i) federal or Delaware State or Missouri state law, rule, or regulation, or (ii) to our knowledge, any order, judgment or decree (including federal and state securities laws and regulations), in each case applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected. For purposes of the foregoing, we have assumed that the only material agreements, indentures or instruments to which the Company or any of the Subsidiaries is a party are those listed as exhibits to the Company’s most recent Annual Report on Form 10-K, to the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, or to any Current Report on Form 8-K filed by the Company since the beginning of its current fiscal year.

9. The Company is not an “investment company,” or a company controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3